UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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ALLIANT ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIANT ENERGY CORPORATION

ANNUAL MEETING OF SHAREOWNERS

DATE:	Friday, May 12, 2006

TIME:	1:00 p.m. (Central Daylight Time)

LOCATION:	Alliant Energy Center of Dane County Exhibition Hall 1919 Alliant Energy Center Way Madison, WI 53713

SHAREOWNER INFORMATION

LOCAL (Madison, Wis., area)	(608) 458-3110

TOLL-FREE	(800) 356-5343

Alliant Energy Corporation

4902 North Biltmore Lane

P. O. Box 2568

Madison, WI 53701-2568

Phone: 608.458.3110

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Dear Alliant Energy Corporation Shareowner:

On Friday, May 12, 2006, Alliant Energy Corporation (the “Company”) will hold its 2006 Annual Meeting of Shareowners at the Alliant Energy Center of Dane County, 1919 Alliant Energy Center Way, Madison, WI. The meeting will begin at 1:00 p.m. (Central Daylight Time).

Only shareowners of record at the close of business on March 20, 2006 may vote at this meeting. All shareowners are requested to be present at the meeting in person or by proxy so that a quorum may be ensured. At the meeting, the Company’s shareowners will be asked to:

1.	Elect three directors for terms expiring at the 2009 Annual Meeting of Shareowners;

2.	Approve the Company’s amended and restated 2002 Equity Incentive Plan;

3.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2006; and

4.	Attend to any other business properly presented at the meeting.

The Board of Directors of the Company presently knows of no other business to come before the meeting.

If your shares are registered directly with the Company’s Shareowner Services Department, then you may vote those shares by telephone or Internet. Instructions for voting by these convenient methods are shown on the enclosed proxy card. If you prefer, you may sign and date the enclosed proxy card and return it in the postage-paid envelope.

A copy of the Company’s 2005 Annual Report precedes this Notice of Annual Meeting and Proxy Statement.

By Order of the Board of Directors,

F. J. Buri

Corporate Secretary

Dated, mailed and made available on the

Internet on or about April 5, 2006.

QUESTIONS AND ANSWERS

1. Q:	Why am I receiving these materials?
A:	The Board of Directors of Alliant Energy Corporation (the “Company”) is providing these proxy materials to you in connection with the Company’s Annual Meeting of Shareowners (the “Annual Meeting”), which will take place on Friday, May 12, 2006. As a shareowner, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

2. Q:	What is Alliant Energy Corporation?
A:	The Company is a public utility holding company whose primary first tier subsidiaries are Interstate Power and Light Company (“IP&L”), Wisconsin Power and Light Company (“WP&L”), Alliant Energy Resources, Inc. (“Resources”) and Alliant Energy Corporate Services, Inc. (“Corporate Services”).

3.	Q: Who is entitled to vote at the Annual Meeting?
A:	Only shareowners of record at the close of business on March 20, 2006 are entitled to vote at the Annual Meeting. As of the record date, 117,539,646 shares of the Company’s common stock were issued and outstanding. Each shareowner is entitled to one vote for each share of the Company’s common stock held on the record date.

4. Q:	What may I vote on at the Annual Meeting?
A:	You may vote on the election of three nominees to serve on the Company’s Board of Directors for terms expiring at the 2009 Annual Meeting; the approval of the Company’s amended and restated 2002 Equity Incentive Plan; and the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2006.

5. Q:	How does the Board of Directors recommend I vote?
A:	The Board of Directors recommends that you vote your shares FOR each of the listed director nominees; FOR approval of the Company’s amended and restated 2002 Equity Incentive Plan; and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2006.

6. Q:	How can I vote my shares?
A:	You may vote either in person at the Annual Meeting or by appointing a proxy. If your shares are registered directly with the Company’s Shareowner Services Department, then you have three options to appoint a proxy:

•	By telephone;
•	By Internet; or
•	By mailing the proxy card.

Please refer to the instructions included on your proxy card to vote by proxy. If you hold your shares through a bank, broker or other record holder, then you may vote by the methods your bank or broker make available, in which case the bank or broker will include instructions with this proxy statement. If you vote by the Internet, then you should understand that there might be costs associated with electronic access that you must bear, such as usage charges from Internet access providers and telephone companies. Appointing a proxy will not affect your right to vote your shares if you attend the Annual Meeting and desire to vote in person.

7. Q:	How are votes counted?
A:	In voting on the proposals to approve the Company’s amended and restated 2002 Equity Incentive Plan and to ratify Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2006, you may vote FOR, AGAINST or ABSTAIN. In voting for the election of directors, you may vote FOR all of the director nominees or you may WITHHOLD your vote with respect to one or more nominees. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” all listed director nominees and “FOR” the proposals to approve the Company’s amended and restated 2002 Equity Incentive Plan and to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2006.

8. Q:	Can I change my vote?
A:	You have the right to revoke your proxy at any time before the Annual Meeting by:

•	Providing written notice to the Corporate Secretary of the Company and voting in person at the Annual Meeting; or
•	Appointing a new proxy prior to the start of the Annual Meeting.

Attendance at the Annual Meeting will not cause your previously appointed proxy to be revoked unless you specifically so request in writing.

9. Q:	What shares are included on the proxy card(s)?
A:	Your proxy card(s) covers all of your shares of the Company’s common stock, including any shares held in your account under the Company’s Shareowner Direct Plan. For present or past employees of IP&L, your proxy card includes any shares held in your account under the IES Employee Stock Ownership Plan.

10. Q:	How is the Company’s common stock held for employees in the Alliant Energy Corporation 401(k) Savings Plan voted?
A:	For shares held in the 401(k) Savings Plan, you will receive a separate form of proxy from the trustee of the Plan.

11. Q:	What does it mean if I get more than one proxy card?
A:	If your shares are registered differently and are in more than one account, then you will receive more than one proxy card. Be sure to vote all of your accounts to ensure that all of your shares are voted. The Company encourages you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting the Company’s Shareowner Services Department at the shareowner information numbers shown at the front of this proxy statement.

12. Q:	Who may attend the Annual Meeting?
A:	All shareowners who owned shares of the Company’s common stock on March 20, 2006 may attend the Annual Meeting. You will be asked to indicate whether you plan to attend the Annual Meeting when voting by telephone or Internet, or you may indicate your intention to attend the Annual Meeting on the enclosed proxy card.

13. Q:	How will voting on any other business be conducted?
A:	The Board of Directors of the Company does not know of any business to be considered at the Annual Meeting other than the election of directors, the approval of the Company’s amended and restated 2002 Equity Incentive Plan and the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2006. If any other business is properly presented at the Annual Meeting, your proxy gives William D. Harvey, the Company’s Chairman, President and Chief Executive Officer, and F. J. Buri, the Company’s Corporate Secretary, authority to vote on such matters at their discretion.

14. Q:	Where and when will I be able to find the results of the voting?
A:	The results of the voting will be announced at the Annual Meeting. You may also call the Company’s Shareowner Services Department at the shareowner information numbers shown at the front of this proxy statement for the results. The Company will also publish the final results in its Quarterly Report on Form 10-Q for the second quarter of 2006 to be filed with the Securities and Exchange Commission (“SEC”).

15. Q:	Are the Company’s 2005 Annual Report and these proxy materials available on the Internet?
A:	Yes. You can access the Company’s Web site at www.alliantenergy.com to view the 2005 Annual Report and these proxy materials.

16. Q:	How can I access future proxy materials and annual reports on the Internet?
A:	The Company is offering you the opportunity to consent to access its future notices of shareowner meetings, proxy materials and annual reports electronically through the Company’s Web site.

If you are a shareowner of record, you can consent to access these materials electronically to allow the Company to save the cost of producing and mailing these materials by marking the appropriate box on your proxy card or by following the instructions provided if you vote over the Internet or by telephone. If you consent to access these materials over the Internet, then you will receive a proxy card in the mail next year with instructions containing the Internet address to access those materials. However, you will not receive those proxy materials and the annual report by mail. Your consent will remain in effect unless it is revoked by calling or writing the Company’s Shareowner Services Department, as the case may be, at the shareowner information numbers shown at the front of this proxy statement or at the address of the Company shown on the first page of this proxy statement.

If you hold your stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

If you consent to electronic access, then you will be responsible for your usual Internet-related charges (e.g., on-line fees and telephone charges) in connection with electronic viewing and printing of proxy materials and annual reports. The Company will continue to distribute printed materials to shareowners who do not consent to access these materials electronically.

17. Q:	When are shareowner proposals for the 2007 Annual Meeting due?
A:	All shareowner proposals to be considered for inclusion in the Company’s proxy statement for the 2007 Annual Meeting, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”), must be received at the principal office of the Company by Dec. 7, 2006.

In addition, any shareowner who intends to present a proposal at the 2007 Annual Meeting must comply with the requirements set forth in the Company’s Bylaws. The Company’s Bylaws state, among other things, that to bring business before an annual meeting, a shareowner must give written notice that complies with the Bylaws to the Corporate Secretary of the Company not later than 45 days in advance of the first annual anniversary of the date the Company first mailed its proxy statement to shareowners for the prior year’s annual meeting. Accordingly, the Company must receive notice of a shareowner’s proposal submitted other than pursuant to Rule 14a-8 no later than Feb. 20, 2007. If the notice is received after Feb. 20, 2007, then the notice will be considered untimely and the Company is not required to present such proposal at the 2007 Annual Meeting. If the Board of Directors chooses to present a proposal submitted other than pursuant to Rule 14a-8 at the 2007 Annual Meeting, then the persons named in the proxies solicited by the Board for the 2007 Annual Meeting may exercise discretionary voting power with respect to such proposal.

18. Q:	Who is the independent registered public accounting firm of the Company and how is it appointed?
A:	Deloitte & Touche LLP audited the financial statements of the Company for the year ended Dec. 31, 2005. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions. The Audit Committee of the Board of Directors recommends the ratification of its appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending Dec. 31, 2006.

19. Q:	Who will bear the cost of soliciting proxies for the Annual Meeting and how will these proxies be solicited?
A:	The Company will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by the Company’s officers and employees who will not receive any additional compensation for these solicitation activities. The Company will pay banks, brokers, nominees and other fiduciaries reasonable charges and expenses incurred in forwarding the proxy materials to their principals. The Company has retained Georgeson Shareholder Communications Inc. to aid in the solicitation at an estimated cost of $6,500 plus reimbursable out-of-pocket expenses.

20. Q:	If more than one shareowner lives in my household, how can I obtain an extra copy of the Company’s 2005 Annual Report and proxy statement?
A:	Pursuant to the rules of the SEC, services that deliver the Company’s communications to shareowners that hold their stock through a bank, broker or other holder of record may deliver to multiple shareowners sharing the same address a single copy of the Company’s 2005 Annual Report and proxy statement. Upon written or oral request, the Company will mail a copy of the 2005 Annual Report and proxy statement to any shareowner at a shared address to which a single copy of the document was previously delivered. You may notify the Company of your request by calling or writing the Company’s Shareowner Services Department, as the case may be, at the shareowner information numbers shown at the front of this proxy statement or at the address of the Company shown on the Notice of Annual Meeting.

ELECTION OF DIRECTORS

At the Annual Meeting, three directors will be elected for terms expiring in 2009. The nominees for election as recommended by the Nominating and Governance Committee and selected by the Board of Directors are Ann K. Newhall, Dean C. Oestreich, and Carol P. Sanders. Each of the nominees is currently serving as a director of the Company. Each person elected as a director will serve until the Annual Meeting of Shareowners of the Company in 2009, or until his or her successor has been duly qualified and elected.

Directors will be elected by a plurality of the votes cast at the meeting (assuming a quorum is present). Consequently, any shares not voted at the meeting will have no effect on the election of directors. The proxies solicited may be voted for a substitute nominee or nominees if any of the nominees are unable to serve, or for good reason will not serve, a contingency not now anticipated.

Brief biographies of the director nominees and continuing directors follow. These biographies include their ages (as of Dec. 31, 2005), an account of their business experience and the names of publicly held and certain other corporations of which they are also directors. Except as otherwise indicated, each nominee and continuing director has been engaged in his or her present occupation for at least the past five years.

NOMINEES

ANN K. NEWHALL Age 54	Director since 2003 Nominated Term expires in 2009
Ms. Newhall is Executive Vice President, Chief Operating Officer, Secretary and a Director of Rural Cellular Corporation, a cellular communications corporation located in Alexandria, Minn. She has served as Executive Vice President and Chief Operating Officer since August 2000, as Secretary since February 2000 and as a Director since August 1999. Prior to assuming her current positions, she served as Senior Vice President and General Counsel from 1999 to 2000. She was previously a shareholder and President of the Moss & Barnett law firm in Minneapolis, Minn. Ms. Newhall has served as a Director of IP&L, WP&L and Resources since 2003.

DEAN C. OESTREICH Age 53	Director since 2005 Nominated Term expires in 2009
Mr. Oestreich has served as President of Pioneer Hi-Bred International, Inc., a developer and supplier of advanced plant genetics, and a wholly-owned subsidiary of DuPont Corporation, located in Johnston, Iowa, since 2004. He previously served as Vice President and Business Director of North America from 2002 to 2004, Vice President and Director of Supply Management from 2001 to 2002 and Vice President and Director for Africa, Middle East, Asia and Pacific from 1999-2001. Mr. Oestreich was appointed a Director of the Company, IP&L, WP&L and Resources in July 2005. He was originally recommended as a nominee in 2005 by a third-party search firm acting on behalf of the Nominating and Governance Committee.

CAROL P. SANDERS Age 38	Director since 2005 Nominated Term expires in 2009
Ms. Sanders has served as Chief Financial Officer and Corporate Secretary of Jewelers Mutual Insurance Company of Neenah, Wis., a nationwide insurer that specializes in protecting jewelers and personal jewelry, since 2004. She previously served as Controller and Assistant Treasurer of Sentry Insurance located in Stevens Point, Wis. from 2001 to 2004. From 1999 to 2001, she served as Vice President and Treasurer of American Medical Security, Inc. located in Green Bay, Wis. Ms. Sanders was appointed a Director of the Company, IP&L, WP&L and Resources in November 2005. She was originally recommended as a nominee in 2005 by a third-party search firm acting on behalf of the Nominating and Governance Committee.

The Board of Directors unanimously recommends a vote FOR all nominees for election as directors.

CONTINUING DIRECTORS

MICHAEL L. BENNETT Age 52	Director since 2003 Term expires in 2007
Mr. Bennett has served as President and Chief Executive Officer of Terra Industries Inc., an international producer of nitrogen products and methanol ingredients headquartered in Sioux City, Iowa, since April 2001. From 1997 to 2001, he was Executive Vice President and Chief Operating Officer of Terra Industries Inc. He also serves as Chairman of the Board for Terra Nitrogen Corp., a subsidiary of Terra Industries Inc. Mr. Bennett has served as a Director of IP&L, WP&L and Resources since 2003. Mr. Bennett is Chairperson of the Audit Committee.

WILLIAM D. HARVEY Age 56	Director since 2005 Term expires in 2008
Mr. Harvey has served as Chairman of the Board of the Company, IP&L, WP&L and Resources since February 2006. He has served as President and Chief Executive Officer of the Company and as the Chief Executive Officer of IP&L, WP&L and Resources since July 2005 and as President of Resources since January 2005. He previously served as President and Chief Operating Officer of the Company and Chief Operating Officer of IP&L, WP&L and Resources since January 2004 and as Executive Vice President – Generation for the Company, IP&L and Resources and President of WP&L from 1998 to January 2004.

SINGLETON B. MCALLISTER Age 53	Director since 2001 Term expires in 2008
Ms. McAllister has been a partner in the Washington D. C. law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P. C. since July 2005. She previously served as the Corporate Diversity Counsel practice group chair and in the public law and policy strategies group of the Washington, D.C. law firm office of Sonnenschein, Nath & Rosenthal, LLP from 2003 to July 2005. She was previously a partner at Patton Boggs LLP, a Washington, D.C. law firm, from 2001 to 2003. From 1996 until 2001, Ms. McAllister was General Counsel for the United States Agency for International Development. She serves on the Board of Directors of United Rentals, Inc. Ms. McAllister has served as a Director of IP&L (or predecessor companies), WP&L and Resources since 2001. Ms. McAllister is Chairperson of the Compensation and Personnel Committee.

DAVID A. PERDUE Age 56	Director since 2001 Term expires in 2007
Mr. Perdue is Chairman of the Board and Chief Executive Officer of Dollar General Corporation, a retail organization headquartered in Goodlettsville, Tenn. He was named Chief Executive Officer and a Director in April 2003 and elected Chairman of the Board in June 2003. From July 2002 to March 2003, he was Chairman and Chief Executive Officer of Pillowtex Corporation, a textile manufacturing company located in Kannapolis, N.C. Pillowtex filed for bankruptcy in July 2003 after emerging from a previous bankruptcy in May 2002. From 1998 to 2002, he was employed by Reebok International Limited, where he served as President of the Reebok Brand from 2000 to 2002. Mr. Perdue has served as a Director of IP&L (or predecessor companies), WP&L and Resources since 2001.

JUDITH D. PYLE Age 62	Director since 1992 Term expires in 2007
Ms. Pyle is President of Judith Dion Pyle and Associates, a financial services company located in Middleton, Wis. Prior to assuming her current position in 2003, she served as Vice Chair of The Pyle Group, a financial services company located in Madison, Wis. She previously served as Vice Chair and Senior Vice President of Corporate Marketing of Rayovac Corporation, a battery and lighting products manufacturer located in Madison, Wis. In addition, Ms. Pyle is a Director of Uniek, Inc. Ms. Pyle has served as a Director of WP&L since 1994, of Resources since 1992 and of IP&L (or predecessor companies) since 1998.

ANTHONY R. WEILER Age 69	Director since 1998 Term expires in 2008
Mr. Weiler is Chairman and President of A. R. Weiler Co. LLC, a consulting firm for home furnishings organizations. He was previously a Senior Vice President of Heilig-Meyers Company, a national furniture retailer headquartered in Richmond, Va. He is a Director of the Retail Home Furnishings Foundation. Mr. Weiler has served as a Director of IP&L (or predecessor companies) since 1979 and of WP&L and Resources since 1998. Mr. Weiler is Chairperson of the Nominating and Governance Committee and the Lead Independent Director.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors has standing Audit; Compensation and Personnel; Nominating and Governance; Environmental, Nuclear, Health and Safety; Capital Approval; and Executive Committees. The Board of Directors has adopted formal written charters for each of the Audit, Compensation and Personnel, and Nominating and Governance Committees, which are available, free of charge, on the Company’s Web site at www.alliantenergy.com/investors under the “Corporate Governance” caption or in print to any shareowner who requests them from the Company’s Corporate Secretary. The following is a description of each of these committees:

Audit Committee

The Audit Committee held nine meetings in 2005. The Committee currently consists of M. L. Bennett (Chair), S. B. McAllister, A. K. Newhall, D. A. Perdue and C. P. Sanders. Each of the members of the Committee is independent as defined by the New York Stock Exchange (“NYSE”) listing standards and SEC rules. The Board of Directors has determined that Mr. Bennett and two additional Audit Committee members qualify as “audit committee financial experts” as defined by SEC rules. The Audit Committee is responsible for assisting Board oversight of: (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the independent registered public accounting firm’s qualifications and independence; and (4) the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee is also directly responsible for the appointment, retention, termination, compensation and oversight of the Company’s independent registered public accounting firm.

Compensation and Personnel Committee

The Compensation and Personnel Committee held five meetings in 2005. The Committee currently consists of S. B. McAllister (Chair), M. L. Bennett, D. C. Oestreich and D. A. Perdue. Each of the members of the Committee is independent as defined by the NYSE listing standards and SEC rules. This Committee reviews and approves corporate goals and objectives relevant to Chief Executive Officer (“CEO”) compensation, evaluates the CEO’s performance and determines and approves as a committee, or together with the other independent directors, the CEO’s compensation level based on the evaluation of the CEO’s performance. In addition, the Committee has responsibilities with respect to the Company’s executive compensation and incentive programs and management development programs.

Nominating and Governance Committee

The Nominating and Governance Committee held three meetings in 2005. The Committee currently consists of A. R. Weiler (Chair), A. K. Newhall, J. D. Pyle and R. W. Schlutz. Each of the members of the Committee is independent as defined by the NYSE listing standards and SEC rules. This Committee’s responsibilities are to: (1) identify individuals qualified to become Board members, consistent with the criteria approved by the Board, and to recommend nominees for directorships to be filled by the Board or shareowners; (2) identify and recommend Board members qualified to serve on Board committees; (3) develop and recommend to the Board a set of corporate governance principles; (4) oversee the evaluation of the Board and the Company’s management; and (5) advise the Board with respect to other matters relating to corporate governance of the Company.

In making recommendations of nominees to serve as directors to the Company’s Board of Directors, the Nominating and Governance Committee will examine each director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. However, the Committee believes that, to be recommended as a director nominee, each candidate must:

•	display the highest personal and professional ethics, integrity and values;

•	have the ability to exercise sound business judgment;

•	be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest;

•	have relevant expertise and experience, and be able to offer advice and guidance to the CEO based on that expertise and experience;

•	be independent of any particular constituency, be able to represent all shareowners of the Company and be committed to enhancing long-term shareowner value; and

•	have sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of the Company’s business.

The Committee also believes the following qualities or skills are necessary for one or more directors to possess:

•	At least one director should have the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by the applicable rules of the SEC.

•	Directors generally should be active or former senior executive officers of public companies or leaders of major and/or complex organizations, including commercial, governmental, educational and other non-profit institutions.

•	Directors should be selected so that the Board of Directors is a diverse body, with diversity reflecting age, gender, race and political experience.

The Nominating and Governance Committee will consider nominees recommended by shareowners in accordance with the Company’s Nominating and Governance Committee Charter and the Corporate Governance Principles. Any shareowner wishing to make a recommendation should write to the Corporate Secretary of the Company and include appropriate biographical information concerning each proposed nominee. The Corporate Secretary will forward all recommendations to the Committee. The Company’s Bylaws also set forth certain requirements for shareowners wishing to nominate director candidates directly for consideration by shareowners. These provisions require such nominations to be made pursuant to timely notice (as specified in the Bylaws) in writing to the Corporate Secretary of the Company.

The Company and the Committee maintain a file of recommended potential director nominees which is reviewed at the time a search for a new director needs to be performed. To assist the Committee in its identification of qualified director candidates, the Committee may engage an outside search firm.

Environmental, Nuclear, Health and Safety Committee

The Environmental, Nuclear, Health and Safety Committee held two meetings in 2005. The Committee currently consists of R. W. Schlutz (Chair), D. C. Oestreich, J. D. Pyle, C. P. Sanders and A. R. Weiler. Each of the members of the Committee is independent as defined by the NYSE listing standards and SEC rules. The Committee’s responsibilities are to review environmental policy and planning issues of interest to the Company, including matters involving the Company before environmental regulatory agencies and compliance with air, water and waste regulations. The Committee also reviews health and safety-related policies, activities and operational issues as they affect employees, customers and the general public. In addition, the Committee reviews issues related to nuclear generating facilities from which the Company’s utility subsidiaries purchase power.

Capital Approval Committee

The Capital Approval Committee held two meetings in 2005. The Committee currently consists of M. L. Bennett, D. A. Perdue and A. R. Weiler. Mr. Harvey is the Chair and a non-voting member of this Committee. The purpose of this Committee is to evaluate certain investment proposals where (1) an iterative bidding process is required, and/or (2) the required timelines for a proposal would not permit the proposal to be brought before a regular meeting of the Board of Directors and/or a special meeting of the full Board of Directors is not practical or merited.

Executive Committee

The Executive Committee held one meeting in 2005. The Committee currently consists of M. L. Bennett, S. B. McAllister, R. W. Schlutz and A. R. Weiler. Mr. Harvey is the Chair and a non-voting member of this Committee. The purpose of this Committee is to possess all the powers and authorities of the Board of Directors when the Board is not in session, except for the powers and authorities set forth in Section 180.0825 (5) (a-h) of the Wisconsin Business Corporation Law.

The Board of Directors held seven meetings during 2005. Each director attended at least 75% of the aggregate number of meetings of the Board and Board committees on which he or she served.

The Board and each Board committee conduct performance evaluations annually to determine their effectiveness and suggest improvements for consideration and implementation. In addition, the Compensation and Personnel Committee evaluates Mr. Harvey’s performance as CEO on an annual basis.

Board members are expected to attend the Company’s Annual Meeting. All Board members were present for the Company’s 2005 Annual Meeting.

CORPORATE GOVERNANCE

Corporate Governance Principles

The Board of Directors has adopted Corporate Governance Principles that, in conjunction with the Board committee charters, establish processes and procedures to help ensure effective and responsive governance by the Board. The Corporate Governance Principles are available, free of charge, on the Company’s Web site at www.alliantenergy.com/investors under the “Corporate Governance” caption or in print to any shareowner who requests them from the Company’s Corporate Secretary.

The Board of Directors has adopted certain categorical standards of independence to assist it in making determinations of director independence under the NYSE listing standards. Under these categorical standards, the following relationships that currently exist or that have existed, including during the preceding three years, will not be considered to be material relationships that would impair a director’s independence:

•	A family member of the director is or was an employee (other than an executive officer) of the Company.

•	A director, or a family member of the director, receives or received less than $100,000 during any twelve-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service with the Company).

•	A director, or a family member of the director, is a former partner or employee of the Company’s internal or external auditor but did not personally work on the Company’s audit within the last three years; or a family member of a director is employed by an internal or external auditor of the Company but does not participate in such auditor’s audit, assurance or tax compliance practice.

•	A director, or a family member of the director, is or was employed other than as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee.

•	A director is or was an executive officer, employee or director of, or has or had any other relationship (including through a family member) with, another company, that makes payments (other than contributions to tax exempt organizations) to, or receives payments from, the Company for property or services in an amount which, in any of the last three fiscal years, does not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues.

•	A director is or was an executive officer, employee or director of, or has or had any other relationship (including through a family member) with a tax exempt organization to which the Company’s discretionary charitable contributions in any single fiscal year do not exceed the greater of $1 million or 2% of such organization’s consolidated gross revenues.

In addition, any relationship that a director (or an “immediate family member” of the director) previously had that constituted an automatic bar to independence under NYSE listing standards will not be considered to be a material relationship that would impair a director’s independence three years after the end of such relationship in accordance with NYSE listing standards.

Based on these standards, the Board of Directors has affirmatively determined by resolution that each of the Company’s directors (other than Mr. Harvey, the Company’s Chairman, President and CEO) has no material relationship with the Company and, therefore, is independent in accordance with the NYSE listing standards. The Board of Directors will regularly review the continuing independence of the directors.

The Corporate Governance Principles provide that at least 75% of the members of the Board of Directors must be independent directors under the NYSE listing standards. The Audit, Compensation and Personnel, and Nominating and Governance Committees must consist of all independent directors.

Lead Independent Director; Executive Sessions

The Corporate Governance Principles provide that the chairperson of the Nominating and Governance Committee shall be the designated “Lead Independent Director” and will preside as the chair at meetings or executive sessions of the independent directors. As the Chairperson of the Nominating and Governance Committee, Mr. Weiler is currently designated as the Lead Independent Director. At every regular in-person meeting of the Board of Directors, the independent directors meet in executive session with no member of Company management present.

Communication with Directors

Shareowners and other interested parties may communicate with the full Board, non-management directors as a group or individual directors, including the Lead Independent Director, by providing such communication in writing to the Company’s Corporate Secretary, who will post such communications directly to the Company’s Board of Directors’ Web site.

Ethical and Legal Compliance Policy

The Company has adopted a Code of Ethics that applies to all employees, including its CEO, Chief Financial Officer and Chief Accounting Officer, as well as its Board of Directors. The Company makes its Code of Ethics available, free of charge, on the Company’s Web site at www.alliantenergy.com/investors under the “Corporate Governance” caption or in print to any shareowner who requests it from the Company’s Corporate Secretary. The Company intends to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding amendments to, or waivers from, the Code of Ethics by posting such information on its Web site address stated above under the “Corporate Governance” caption.

COMPENSATION OF DIRECTORS

No retainer fees are or were paid to Mr. Harvey or Erroll B. Davis, Jr., the Company’s former Chairman and CEO, for their service on the Company’s Board of Directors. In 2005, all other directors (the “non-employee directors”), each of whom served on the Boards of the Company, IP&L, WP&L and Resources, received an annual retainer for service on all four Boards consisting of $85,000 in cash. Also, in 2005, the Chairperson of the Audit Committee received an additional $10,000 cash retainer and the Chairpersons of the Compensation and Personnel, Nominating and Governance, and Environmental, Nuclear, Health, and Safety Committees received an additional $5,000 cash retainer; other members of the Audit Committee received an additional $3,500 cash retainer; and the Lead Independent Director received an additional $15,000 cash retainer. Travel expenses incurred by the Directors are paid by the Company for each meeting attended.

In 2006, the non-employee directors will each receive a cash retainer of $100,000. In 2006, the Chairperson of the Audit Committee will receive an additional $10,000 cash retainer; the Chairpersons of the Compensation and Personnel, Nominating and Governance, and Environmental, Nuclear, Health, and Safety Committees will each receive an additional $5,000 cash retainer; other members of the Audit Committee will each receive an additional $3,500 cash retainer; and the Lead Independent Director will receive an additional $20,000 cash retainer.

Each Director is encouraged to voluntarily elect to use not less than 50% of his or her cash retainer to purchase shares of the Company’s common stock pursuant to the Company’s Shareowner Direct Plan or to defer such amount through the Company stock account in the Director’s Deferred Compensation Plan.

If the Company’s Amended and Restated 2002 Equity Incentive Plan (the “Plan”) is approved by the shareowners, in the discretion of and subject to restrictions imposed by the Compensation and Personnel Committee, a non-employee director may elect to receive, or the Compensation and Personnel Committee may require that a non-employee director shall be paid, all or any portion of his or her annual cash retainer payment or other cash fees for serving as a director in the form of shares of common stock under the Plan. See “Proposal for the Approval of the Company’s Amended and Restated 2002 Equity Incentive Plan—Payment of Non-Employee Directors’ Fees in Stock”.

Director’s Deferred Compensation Plan

Under the Director’s Deferred Compensation Plan (the “DDCP”), directors may elect to defer all or part of their retainer fee. Amounts deposited to a Deferred Compensation Interest Account receive an annual return based on the A-Utility Bond Rate with a minimum return no less than the prime interest rate published in The Wall Street Journal, provided that the return may not be greater than 12% nor less than 6%. Amounts deposited to a Company Stock Account are treated as though invested in the common stock of the Company and will be credited with dividend equivalents, which will be treated as if reinvested. The director may elect that the Deferred Compensation Account be paid in a lump sum or in annual installments for up to 10 years beginning in the year of or one, two or three tax years after retirement or resignation from the Board.

Internal Revenue Code (the “Code”) Section 409A. Code Section 409A imposes restrictions on nonqualified deferred compensation arrangements that do not meet specified criteria as set forth in the statute and supporting guidance. If any of the arrangements provided under the DDCP fail to meet the criteria specified in Code Section 409A, or if the DDCP is not operated by the Company in accordance with such requirements, then a participant will recognize ordinary income at the time of deferral and may be liable for an excise tax on such amounts. The Company anticipates that the DDCP will meet the specified criteria set forth in the statute and the supporting guidance under Code Section 409A.

Director’s Charitable Award Program

The Company maintains a Director’s Charitable Award Program for certain members of its Board of Directors beginning after three years of service. The participants in this Program currently are E. B. Davis, S. B. McAllister, D. A. Perdue, J. D. Pyle, and A. R. Weiler. K. C. Lyall, who retired as a director on May 19, 2005, is also a participant in the Program. The purpose of the Program is to recognize the interest of the Company and its directors in supporting worthy institutions. Under the Program, when a director dies, the Company will donate a total of $500,000 to one qualified charitable organization or divide that amount among a maximum of five qualified charitable organizations selected by the individual director. The individual director derives no financial benefit from the Program. All deductions for charitable contributions are taken by the Company, and the donations are funded by the Company through life insurance policies on the directors. Over the life of the Program, all costs of donations and premiums on the life insurance policies, including a return of the Company’s cost of funds, will be recovered through life insurance proceeds on the directors. The Program, over its life, will not result in any material cost to the Company. The Board has terminated this Program for all new directors who join the Board after Jan. 1, 2005.

Director’s Life Insurance Program

The Company maintains a split-dollar Director’s Life Insurance Program for non-employee directors. The participants in this Program currently include J. D. Pyle and A. R. Weiler. K. C. Lyall, who retired as a director on May 19, 2005, is also a participant in the Program. The Program provides a maximum death benefit of $500,000 to each eligible director. Under the split-dollar arrangement, directors are provided a death benefit only and do not have any interest in the cash value of the policies. The Program is structured to pay a portion of the total death benefit to the Company to reimburse the Company for all costs of the Program, including a return on its funds. The Program, over its life, will not result in any material cost to the Company. The imputed income allocations reported for each director in 2005 under this Program were as follows: K. C. Lyall—$566, J. D. Pyle—$29 and A. R. Weiler—$50. In November of 2003, the Board of Directors terminated this insurance benefit for any director not already having the required vesting period of three years of service and for all new directors.

OWNERSHIP OF VOTING SECURITIES

Listed in the following table are the number of shares of the Company’s common stock beneficially owned by (1) the executive officers listed in the Summary Compensation Table, (2) all director nominees and directors of the Company and (3) all director nominees, directors and executive officers as a group as of Feb. 28, 2006. The directors and executive officers of the Company as a group owned 1% of the outstanding shares of common stock on that date. No individual director or officer owned more than 1% of the outstanding shares of common stock on that date.

NAME OF BENEFICIAL OWNER	SHARES BENEFICIALLY OWNED(1)
Executive Officers(2)
Thomas L. Aller	117,512	(3)
Erroll B. Davis, Jr.	971,906	(3)(4)
James E. Hoffman	1,248	(5)
Eliot G. Protsch	250,967	(3)
Barbara J. Swan	153,267	(3)

Director Nominees
Ann K. Newhall	9,161	(3)
Dean C. Oestreich	3,994	(3)
Carol P. Sanders	826	(3)

Directors
Michael L. Bennett	5,357	(3)
William D. Harvey	316,297	(3)
Singleton B. McAllister	7,911	(3)
David A. Perdue	8,853	(3)
Judith D. Pyle	14,612
Robert W. Schlutz	22,810	(3)(6)
Anthony R. Weiler	21,245	(3)

All Executive Officers and Directors as a Group
17 people, excluding Messrs. Davis and Hoffman	1,118,303	(3)

(1)	Total shares of Company common stock outstanding as of Feb. 28, 2006 were 117,523,778.

(2)	Stock ownership of Mr. Harvey is shown with the directors.

(3)	Included in the beneficially owned shares shown are indirect ownership interests with shared voting and investment powers: Mr. Harvey — 2,934, Mr. Aller — 1,000, Mr. Protsch — 845 and Mr. Davis — 9,876 shares; shares of common stock held in deferred compensation plans: Mr. Bennett — 4,945, Mr. Harvey — 38,278, Ms. McAllister — 4,848, Ms. Newhall — 7,851, Mr. Oestreich — 2,994, Mr. Perdue — 8,853, Ms. Sanders—726, Mr. Schlutz — 10,898, Mr. Weiler — 10,064, Mr. Protsch — 36,583, Mr. Aller — 6,951, Mr. Davis — 52,686 and Ms. Swan — 22,350 (all executive officers and directors as a group including Mr. Davis — 222,254); and stock options exercisable on or within 60 days of Feb. 28, 2006: Mr. Harvey — 178,692, Mr. Protsch — 151,953, Mr. Aller — 99,166, Mr. Davis — 812,406 and Ms. Swan — 107,333 (all executive officers and directors as a group including Mr. Davis — 1,482,953).

(4)	Mr. Davis retired from the Company effective Feb. 1, 2006.

(5)	Mr. Hoffman resigned from the Company effective Feb. 4, 2005.

(6)	Mr. Schlutz will retire as a director at the 2006 Annual Meeting.

The following table sets forth information, as of Dec. 31, 2005, regarding beneficial ownership by the only persons known to the Company to own more than 5% of the Company’s common stock. The beneficial ownership set forth below has been reported on Schedule 13G filings with the SEC by the beneficial owners.

Amount and Nature of Beneficial Ownership

	Voting Power		Investment Power
Name and Address of Beneficial Owner	Sole	Shared	Sole	Shared	Aggregate	Percent of Class
Barclays Global Investors, N. A. (and certain affiliates) 45 Fremont Street San Francisco, CA 94105	8,088,178	0	8,980,537	0	8,980,537	7.68%
Franklin Resources, Inc. (and certain affiliates) One Franklin Parkway San Mateo, CA 94403-1906	7,422,770	0	7,424,370	0	7,424,370	6.40%

COMPENSATION OF EXECUTIVE OFFICERS

The following Summary Compensation Table sets forth the total compensation paid by the Company and its subsidiaries to the Chief Executive Officer and certain other executive officers of the Company for all services rendered during 2005, 2004 and 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
					Awards(5)		Payouts
Name and Principal Position	Year	Base Salary	Bonus	Other Annual Compensation(4)	Restricted Stock Awards(6)	Securities Underlying Options (Shares)	LTIP Payouts(7)	All Other Compensation(8)
Erroll B. Davis, Jr.(1)	2005	$775,702	$0	$78,129	$618,706	0	$2,788,617	$168,040
	2004	749,019	375,197	74,987	300,453	234,732	0	138,719
	2003	685,000	0	14,949	0	151,687	0	45,253
William D. Harvey(2) Chairman, President and Chief Executive Officer	2005	584,692	0	6,025	1,296,751	0	590,961	84,173
	2004	459,442	206,805	6,246	100,143	73,454	0	48,896
	2003	290,000	0	5,954	0	26,642	0	15,562
Eliot G. Protsch Senior Executive Vice President and Chief Financial Officer	2005	412,758	106,000	5,906	693,504	0	590,961	62,468
	2004	364,539	142,167	6,014	149,981	40,996	0	43,611
	2003	290,000	0	4,825	0	26,642	0	15,605
Barbara J. Swan Executive Vice President and General Counsel	2005	312,694	73,000	5,627	124,933	0	537,224	23,875
	2004	298,674	110,791	5,255	100,143	32,026	0	18,843
	2003	265,000	0	0	0	24,705	0	14,536
Thomas L. Aller Senior Vice President	2005	244,265	49,000	0	72,891	0	300,123	10,697
	2004	237,692	123,203	0	0	21,654	0	4,164
	2003	200,000	189,170	0	0	17,438	0	8,693
James E. Hoffman(3)	2005	72,692	680,000	0	118,975	0	0	2,600
	2004	301,269	91,954	9,101	100,143	32,130	0	20,444
	2003	290,000	0	9,133	0	26,642	0	16,497

(1)	Mr. Davis was Chairman and CEO from Jan. 1, 2005 until July 1, 2005 and was Chairman from July 1, 2005 until his retirement on Feb. 1, 2006.

(2)	Mr. Harvey was President and Chief Operating Officer from Jan. 1, 2005 until July 1, 2005 and has served as President and CEO since July 1, 2005. On Feb. 7, 2006, Mr. Harvey was also elected Chairman.

(3)	Mr. Hoffman resigned as Executive Vice President of the Company effective Feb. 4, 2005. In connection with his resignation, Mr. Hoffman entered into a Severance Agreement and Release with the Company. See “Certain Agreements.”

(4)	Other Annual Compensation consists of income tax gross-ups for split-dollar life insurance and, for Mr. Davis only, air travel. Certain personal benefits provided by the Company to the executive officers named in the Summary Compensation Table above are not included in the Summary Compensation Table. The aggregate amount of such personal benefits for each such executive officer in each year reflected in the Summary Compensation Table did not exceed the lesser of $50,000 or 10% of the sum of such executive officer’s base salary and bonus in each respective year.

(5)	Awards made in 2005 were in addition to performance share awards as described in the table entitled “Long-Term Incentive Awards in 2005.”

(6)

The amounts in the Summary Compensation Table above for restricted stock granted in 2004 and 2005 represent the market value based on the closing price of the Company’s common stock on the date of the grants. Mr. Protsch was granted 2,008 shares of restricted stock on Jan. 3, 2004 that vested on Jan. 3, 2006. All other shares of restricted stock granted to the executive officers listed in 2004 were granted on Jan. 30, 2004 and vest three years after the date of grant. Pursuant to his Severance Agreement and Release, Mr. Hoffman’s shares of restricted stock were vested in full on Feb. 4, 2005. See “Certain Agreements.” Mr. Harvey was granted 34,880 shares of restricted stock on July 11, 2005 that vest 20% on the third anniversary of the grant date, 40% on the fourth anniversary of the grant date and 40% on the fifth anniversary of the grant date. Mr. Protsch was granted 17,440 shares of restricted stock on July 11, 2005 that vest 20% on the third anniversary of the grant date, 30% on the fourth anniversary of the grant date and 50% on the fifth anniversary of the grant date. All other shares of restricted stock granted to the executive officers listed in 2005 vest subject to meeting certain performance criteria. The shares vest if for the second, third or fourth year of the performance period, the Company’s annual Earnings Per Average Common Share from Continuing Operations (“EPS”) is at least 116% of EPS for the year ending immediately prior to the beginning of the performance period. More specifically, the performance contingency is satisfied if on Dec. 31, 2006, 2007 or 2008 the Company’s EPS is at least 116% of the EPS for the year ending 2004. As of Dec. 31, 2005, the total number of shares of restricted common stock (and their market value based on the closing price of the Company’s common stock on Dec. 30, 2005, the last trading day of the year) held by each executive officer listed in the Summary Compensation Table above were as follows: Mr. Davis, 33,623 shares ($942,789); Mr. Harvey, 49,122 shares ($1,377,381); Mr. Protsch, 30,109 shares ($844,256); Ms. Swan, 8,314 shares ($233,125); Mr. Aller, 2,594 shares ($72,736); and Mr. Hoffman, 0 shares ($0). Holders of restricted stock are entitled to receive all dividends on such shares of restricted stock prior to vesting. Such dividends are reinvested into the Company’s common stock and are subject to the same vesting schedule as the restricted stock on which they are earned.

(7)	Executive officers receiving a payout of their performance shares awarded in 2003 for the performance period ending Dec. 31, 2005 could elect to receive their award in cash, in shares of common stock, or partially in cash and partially in common stock. All of the named officers elected to receive their awards 100% in cash, with the exception of Ms. Swan, who received 440 shares of common stock on Jan. 23, 2006 and received the remaining value of her award in cash.

(8)	The table below shows the components of the compensation reflected under this column for 2005:

	Erroll B. Davis, Jr.	William D. Harvey	Eliot G. Protsch	Barbara J. Swan	Thomas L. Aller	James E. Hoffman
A.	$23,271	$9,923	$9,064	$6,300	$6,300	$346
B.	99,652	36,316	28,902	7,398	0	0
C.	8,808	4,205	1,560	1,156	1,634	127
D.	36,309	33,729	22,942	9,021	2,763	2,127
Total	$168,040	$84,173	$62,468	$23,875	$10,697	$2,600

A.	Matching contributions to 401(k) Savings Plan and Deferred Compensation Plan
B.	Split dollar life insurance premiums
C.	Life insurance coverage in excess of $50,000
D.	Dividends earned in 2005 on restricted stock

STOCK OPTIONS

The Company did not grant any stock options in 2005.

The following table provides information for the executives named below regarding options exercised in 2005 and the number and value of exercisable and unexercisable options.

AGGREGATE OPTION EXERCISES IN 2005 AND OPTION VALUES AT DEC. 31, 2005

	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Year End(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Erroll B. Davis, Jr.(2)	0	$0	667,564	157,442	$1,335,742	$893,706
William D. Harvey	0	0	149,975	57,851	275,089	237,949
Eliot G. Protsch	0	0	139,156	36,212	245,449	178,668
Barbara J. Swan	0	0	110,644	29,585	130,857	156,959
Thomas L. Aller	0	0	86,135	20,249	156,466	108,568
James E. Hoffman(3)	20,600	131,505	0	0	0	0

(1)	Based on the closing per share price of Company common stock on Dec. 30, 2005 (the last trading day of the year) of $28.04.

(2)	Pursuant to the terms of his stock option award agreements, all of Mr. Davis’ unvested stock options vested immediately upon his retirement on Feb. 1, 2006, and he has three years from such date to exercise his vested stock options.

(3)	Pursuant to the terms of his stock option award agreements, Mr. Hoffman forfeited all unvested stock options as of Feb. 4, 2005.

LONG-TERM INCENTIVE AWARDS

The following table provides information concerning long-term incentive awards made to the executives named below in 2005.

LONG-TERM INCENTIVE AWARDS IN 2005

Name	Number of Shares, Units or Other Rights (#)(1)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans
			Threshold (#)	Target (#)	Maximum (#)
Erroll B. Davis, Jr.(2)	33,027	1/1/2008	16,514	33,027	66,054
William D. Harvey	15,561	1/1/2008	7,781	15,561	31,122
Eliot G. Protsch	9,509	1/1/2008	4,755	9,509	19,018
Barbara J. Swan	6,669	1/1/2008	3,335	6,669	13,338
Thomas L. Aller	3,458	1/1/2008	1,729	3,458	6,916
James E. Hoffman (3)	6,351	N/A	N/A	N/A	N/A

(1)	Consists of performance shares awarded as part of the Company’s annual Long Term Incentive (“LTI”) grant. The payout from the performance shares is based on the Company’s three-year Total Shareowner Return (“TSR”) relative to a peer group (defined as those companies comprising the Standard & Poor’s (“S&P”) Midcap Utilities Index) during the three-year performance cycle ending Dec. 31, 2007. Payouts are subject to modification pursuant to a performance multiplier that ranges from 0 to 2.00, and will be made in shares of Company common stock, cash or a combination of common stock and cash.

(2)	Pursuant to the terms of his performance share award agreement, Mr. Davis’ shares are to be prorated based upon the number of months he was actively working during the performance period, provided that the performance criteria are satisfied and there is a payout at all.

(3)	Pursuant to his Severance Agreement and Release, Mr. Hoffman forfeited all outstanding performance shares as of Feb. 4, 2005.

CERTAIN AGREEMENTS

Mr. Davis’ position as Chairman of the Board was subject to an employment agreement with the Company, pursuant to which he would serve as the Chairman of the Company until the expiration of the term of the agreement on the date of the Company’s 2006 Annual Meeting, but no later than May 30, 2006. In addition, he was to serve as the Chief Executive Officer of the Company during the term of the agreement unless otherwise determined by the Board of Directors. Under the employment agreement, Mr. Davis would also serve as the Chief Executive Officer of IP&L, WP&L and Resources as long as he held the same position for the Company. On July 1, 2005, the Company’s Board of Directors appointed Mr. Harvey as the Chief Executive Officer and President of the Company with Mr. Davis remaining as Chairman of the Board of the Company, IP&L, WP&L and Resources. Pursuant to the employment agreement, Mr. Davis was paid an annual base salary of not less than $750,000. Mr. Davis retired and resigned from his position as Chairman of the Board effective Feb. 1, 2006. Under the employment agreement, Mr. Davis was afforded the opportunity to earn short-term and long-term incentive compensation (including stock options, restricted stock and other long-term incentive compensation) at least equal to other executive officers and receive supplemental retirement benefits (including continued participation in the Alliant Energy Corporation Executive Tenure Compensation Plan) and life insurance providing a death benefit of three times his annual salary. In conjunction with Mr. Davis’ retirement, for purposes of the Company’s Supplemental Executive Retirement Plan described in detail under “Retirement and Employee Benefit Plans,” (i) Mr. Davis will be deemed to have been paid an annual bonus for 2003 of $595,539 (the amount that he would have received had he been eligible for such a bonus for such year), no bonus for 2005, and a pro-rata bonus of $104,000 for 2006, which has been deemed to be the estimated target award. A special calculation will apply to protect the dollar amount that Mr. Davis could have been paid on May 1, 2003 if he had retired on April 30, 2003. Mr. Davis generally will be deemed to be a retiree not subject to the early commencement reduction factors that would otherwise apply. For purposes of the Company’s Executive Tenure Compensation Plan, the Board of Directors determined to treat Mr. Davis as an eligible retiree at the termination of his employment, regardless of the circumstances other than death. The voluntary retirement of Mr. Davis was considered a termination of employment without good reason prior to the end of the term of the employment agreement. Therefore, the Company paid Mr. Davis all compensation earned through Feb. 1, 2006 (including previously deferred compensation and pro rata short-term incentive compensation of $104,000 based upon the maximum potential award). Mr. Davis is also eligible for the benefits he has accrued under the applicable retirement plans, including the benefits under the Supplemental Executive Retirement Plan and the Executive Tenure Compensation Plan.

The Company currently has in effect key executive employment and severance agreements (the “KEESAs”) with its executive officers and certain key employees of the Company (including Messrs. Harvey, Protsch and Aller and Ms. Swan). The KEESAs provide that each executive officer who is a party thereto is entitled to benefits if, within a period of up to three years (depending on which executive is involved) after a change in control of the Company (as defined in the KEESAs) (the “Employment Period”), the officer’s employment is ended through (a) termination by the Company, other than by reason of death or disability or for cause (as defined in the KEESAs); or (b) termination by the officer due to a breach of the agreement by the Company or a significant change in the officer’s responsibilities. The benefits provided are (a) a cash termination payment of up to three times (depending on which executive is involved) the sum of the officer’s annual salary and his or her average annual bonus during the three years before the termination; and (b) continuation for up to the end of the Employment Period of equivalent hospital, medical, dental, accident and life insurance coverage as in effect at the time of termination. Each KEESA for executive officers below the level of Executive Vice President provides that if any portion of the benefits under the KEESA or under any other agreement for the officer would constitute an excess parachute payment for purposes of the Code, benefits will be reduced so that the officer will be entitled to receive $1 less than the maximum amount which he or she could receive without becoming subject to the 20% excise tax imposed by the Code on certain excess parachute payments, or which the Company may pay without loss of deduction under the Code. The KEESAs for the Chairman, Chief Executive Officer, President, Senior Executive Vice President, Executive Vice President and Senior Vice President (including Messrs. Harvey, Protsch and Aller and Ms. Swan) provide that if any payments thereunder or otherwise constitute an excess parachute payment, the Company will pay to the appropriate officer the amount necessary to offset the excise tax and any additional taxes on this additional payment. Mr. Davis’ KEESA terminated on Feb. 1, 2006.

On Feb. 4, 2005, Corporate Services entered into a Severance Agreement and Release (the “Agreement”) with James E. Hoffman, the Company’s Executive Vice President-Business Development who had primary responsibility for the Company’s non-regulated businesses. Mr. Hoffman resigned from his position effective Feb. 4, 2005. Pursuant to the Agreement, the Company agreed to make a cash payment of $680,000 to Mr. Hoffman and provide Mr. Hoffman with up to $25,000 for outplacement services or tuition reimbursement. In addition, the Agreement provided that the restrictions would lapse on 3,868 unvested shares of restricted stock previously awarded to Mr. Hoffman. Under the Agreement, Mr. Hoffman ceased to be eligible to participate under any of the Company’s stock option, bonus, equity, incentive compensation, retirement, pension and other compensation or benefit plans upon his termination of employment, and ceased to be eligible to participate under any of the Company’s medical, dental and life insurance plans on Feb. 28, 2005, except that he is eligible for COBRA continuation for his medical and dental plans. Mr. Hoffman elected to receive COBRA continuation and the Company is paying for this coverage for up to 18 months from March 1, 2005. Mr. Hoffman retained his vested rights under qualified retirement plans and under a deferred compensation plan for key employees of the Company. Under the Agreement, Mr. Hoffman agreed to a two-year covenant not to compete with the Company and to keep information regarding the Company confidential. Pursuant to the Agreement, Mr. Hoffman provided the Company and all of its subsidiaries and affiliates a general liability release.

RETIREMENT AND EMPLOYEE BENEFIT PLANS

Alliant Energy Cash Balance Pension Plan

Salaried employees (including officers) of the Company are eligible to participate in the Alliant Energy Cash Balance Pension Plan (the “Pension Plan”) maintained by Corporate Services. The Pension Plan bases a participant’s defined benefit pension on the value of a hypothetical account balance. For individuals participating in the Pension Plan as of Aug. 1, 1998, a starting account balance was created equal to the present value of the benefit accrued as of Dec. 31, 1997, under the applicable prior benefit formula. In addition, such individuals received a special one-time transition credit amount equal to a specified percentage varying with age multiplied by credited service and pay. For 1998 and thereafter, a participant receives annual credits to the account equal to 5% of base pay (including certain incentive payments, pre-tax deferrals and other items), plus an interest credit on all prior accruals equal to 4%, plus a potential share of the gain on the investment return on assets in the trust investment for the year.

The life annuity payable under the Pension Plan is determined by converting the hypothetical account balance credits into annuity form. Individuals who were participants in the Pension Plan on Aug. 1, 1998, are in no event to receive any less than what would have been provided under the prior formula that was applicable to them, had it continued, if they terminate on or before Aug. 1, 2008, and do not elect to commence benefits before the age of 55.

All of the individuals listed in the Summary Compensation Table participate in the Pension Plan and are “grandfathered” under the applicable prior plan benefit formula. Because their estimated benefits under the applicable prior plan benefit formula are expected to be higher than under the Pension Plan formula, utilizing current assumptions, their benefits would currently be determined by the applicable prior plan benefit formula. To the extent benefits under the Pension Plan are limited by tax law, any excess will be paid under the Unfunded Excess Plan described below.

WP&L Plan A Prior Formula. One of the applicable prior plan formulas provided retirement income based on years of credited service and final average compensation for the 36 highest consecutive months, with a reduction for Social Security offset. The individuals listed in the Summary Compensation Table covered by this formula are Messrs. Davis, Harvey and Protsch and Ms. Swan. The following table illustrates the estimated annual benefits payable upon retirement at age 65 under the prior plan formula based on average annual compensation and years of service. The benefits would be as follows:

WP&L Plan A Prior Plan Formula Table

Average Annual Compensation	Annual Benefit After Specified Years in Plan
	15	20	25	30+
$ 200,000	$55,000	$73,333	$91,667	$110,000
300,000	82,500	110,000	137,500	165,000
400,000	110,000	146,667	183,333	220,000
500,000	137,500	183,333	229,167	275,000
600,000	165,000	220,000	275,000	330,000
700,000	192,500	256,667	320,833	385,000
800,000	220,000	293,333	366,667	440,000
900,000	247,500	330,000	412,500	495,000
1,000,000	275,000	366,667	458,333	550,000
1,100,000	302,500	403,333	504,167	605,000

For purposes of the Pension Plan, compensation means payment for services rendered, including vacation and sick pay, and is substantially equivalent to the salary amounts reported in the Summary Compensation Table. Pension Plan benefits depend upon length of Pension Plan service (up to a maximum of 30 years), age at retirement and amount of compensation (determined in accordance with the Pension Plan) and are reduced by up to 50% of Social Security benefits. The estimated benefits in the table above do not reflect the Social Security offset. The estimated benefits are computed on a straight-life annuity basis. Benefits will be adjusted if the employee receives one of the optional forms of payment. Credited years of service under the Pension Plan for covered persons named in the Summary Compensation Table are as follows: Erroll B. Davis, Jr., 26 years; William D. Harvey, 18 years; Eliot G. Protsch, 26 years; and Barbara J. Swan, 17 years.

IES Industries Pension Plan Prior Formula. The other applicable prior plan formula provided retirement income based on years of service and final average compensation. Mr. Aller has a frozen benefit of $7,608 annually under this prior formula which is payable at age 65. Pursuant to his Severance Agreement and Release, Mr. Hoffman retained his vested benefit under the Pension Plan, which had a lump sum value of $158,855 which was paid to him on May 1, 2005.

Unfunded Excess Plan

Corporate Services maintains an Unfunded Excess Plan that provides funds for payment of retirement benefits above the limitations on payments from qualified pension plans in those cases where an employee’s retirement benefits exceed the qualified plan limits. The Unfunded Excess Plan provides an amount equal to the difference between the actual pension benefit payable under the Pension Plan and what such pension benefit would be if calculated without regard to any limitation imposed by the Code on pension benefits or covered compensation. Pursuant to his Severance Agreement and Release, Mr. Hoffman retained his vested benefit under the Unfunded Excess Plan, which had a lump sum value of $116,036 which was paid to him on May 1, 2005. Upon Mr. Davis’ retirement on Feb. 1, 2006, his vested benefit had a lump sum value of $3,003,018. A portion of Mr. Davis’ benefit was paid on Feb. 1, 2006, and the remaining balance is payable on Aug. 1, 2006.

Unfunded Executive Tenure Compensation Plan

Corporate Services maintains an Unfunded Executive Tenure Compensation Plan to provide incentive for selected key executives to remain in the service of the Company by providing additional compensation that is payable only if the executive remains with the Company until retirement (or other termination if approved by the Board of Directors). Any participant in the Plan must be approved by the Board of Directors. Mr. Davis was the only active participant in the Plan as of Dec. 31, 2005. The Plan provides for monthly payments to a participant after retirement (at or after age 65, or with Board approval, prior to age 65) for 120 months. The payments will be equal to 25% of the participant’s highest average salary for any consecutive 36-month period. If a participant dies prior to retirement or before 120 payments have been made, the participant’s beneficiary will receive monthly payments equal to 50% of such amount for 120 months in the case of death before retirement or, if the participant dies after retirement, 50% of such amount for the balance of the 120 months. Annual benefits of $184,620 are payable to Mr. Davis commencing on Sept. 1, 2006.

Supplemental Executive Retirement Plan

The Company maintains an unfunded Supplemental Executive Retirement Plan (“SERP”) to provide incentive for key executives to remain in the service of the Company by providing additional compensation that is payable only if the executive remains with the Company until retirement, disability or death. While the SERP provides different levels of benefits depending on the executive covered, this summary reflects the terms applicable to all of the individuals listed in the Summary Compensation Table. Participants in the SERP must be approved by the Compensation and Personnel Committee of the Board.

For Messrs. Davis, Harvey and Protsch, and Ms. Swan, the SERP provides for payments of 60% of the participant’s average annual earnings (base salary and bonus) for the highest paid three years out of the last 10 years of the participant’s employment reduced by the sum of benefits payable to the officer from the officer’s defined benefit plan and the Unfunded Excess Plan. The normal retirement date under the SERP is age 62 with at least 10 years of service and early retirement is at age 55 with at least 10 years of service. If a participant retires prior to age 62, the 60% payment under the SERP is reduced by 3% per year for each year the participant’s retirement date precedes his/her normal retirement date. The actuarial reduction factor will be waived for participants who have attained age 55 and have a minimum of 10 years of service in a senior executive position with the Company after April 21, 1998. At the timely election of the participant, benefits under the SERP will be made in a lump sum, in installments over a period of up to 10 years, or for the lifetime of the participant. If the lifetime benefit is selected and the participant dies prior to receiving 12 years of payments, payments continue to any surviving spouse or dependent children of a deceased participant who dies while still employed by the Company, payable for a maximum of 12 years. A post-retirement death benefit of one times the participant’s final average earnings at the time of retirement will be paid to the designated beneficiary. The following table shows the amount of retirement payments under the SERP, assuming a minimum of 10 years of service at retirement age and payment in the annuity form.

Supplemental Executive Retirement Plan Table

Average Annual Compensation	Annual Benefit After Specified Years in Plan
	<10 Years	>10 Years*
$ 200,000	0	$120,000
300,000	0	180,000
400,000	0	240,000
500,000	0	300,000
600,000	0	360,000
700,000	0	420,000
800,000	0	480,000
900,000	0	540,000
1,000,000	0	600,000
1,100,000	0	660,000

* Reduced by the sum of the benefit payable from the applicable defined benefit pension plan and the Unfunded Excess Plan.

Upon Mr. Davis’ retirement on Feb. 1, 2006, his benefit had a lump sum value of $5,517,280, payable on January 1, 2007.

For Mr. Aller, the SERP provides for payments of 50% of the participant’s average annual earnings (base salary and bonus) for the highest paid three years out of the last 10 years of the participant’s employment reduced by the sum of benefits payable to the officer from the officer’s defined benefit plan and the Unfunded Excess Plan. The normal retirement date under the SERP is age 62 with at least 10 years of service and early retirement is at age 55 with at least 10 years of service and five or more years of continuous SERP employment. If a participant retires prior to age 62, the 50% payment under the SERP is reduced by 5% per year for each year the participant’s retirement date precedes his/her normal retirement date. At the timely election of the participant, benefits under the SERP will be made in a lump sum, in annual installments over a period of up to 10 years, or in monthly installments for 18 years. If the monthly installment option is selected and the participant dies prior to receiving 12 years of payments, payments continue to any surviving spouse or dependent children of a deceased participant who dies while still employed by the Company, payable for a maximum of 12 years. The following table shows the amount of retirement payments under the SERP, assuming a minimum of 10 years of service at retirement age and payment in the annuity form. Mr. Hoffman had not vested in the SERP at the time of his resignation.

Supplemental Executive Retirement Plan Table

Average Annual Compensation	Annual Benefit After Specified Years in Plan
	<10 Years	>10 Years*
$ 200,000	0	$100,000
300,000	0	150,000
400,000	0	200,000
500,000	0	250,000
600,000	0	300,000
700,000	0	350,000
800,000	0	400,000
900,000	0	450,000
1,000,000	0	500,000
1,100,000	0	550,000

* Reduced by the sum of the benefit payable from the applicable defined benefit pension plan and the Unfunded Excess Plan.

Key Employee Deferred Compensation Plan

The Company maintains a Key Employee Deferred Compensation Plan (“KEDCP”) under which participants may defer up to 100% of base salary and incentive compensation. Participants who have made the maximum allowed contribution to the Company-sponsored 401(k) Savings Plan may receive an additional credit to the KEDCP. The credit will be equal to 50% of the lesser of (a) the amount contributed to the 401(k) Savings Plan plus the amount deferred under the KEDCP; or (b) 6% of base salary, reduced by the amount of any matching contributions in the 401(k) Savings Plan. The employee may elect to have his or her deferrals credited to an Interest Account or a Company Stock Account. Deferrals and matching contributions to the Interest Account receive an annual return based on the A-Utility Bond Rate with a minimum return no less than the prime interest rate published in The Wall Street Journal, provided that the return may not be greater than 12% or less than 6%. Deferrals and matching contributions credited to the Company Stock Account are treated as though invested in the common stock of the Company and will be credited with dividend equivalents, which will be treated as if reinvested. The shares of common stock identified as obligations under the KEDCP are held in a rabbi trust. Payments from the KEDCP may be made in a lump sum or in annual installments for up to 10 years at the election of the participant. Participants are selected by the Chief Executive Officer of Corporate Services. Messrs. Harvey, Protsch and Aller, and Ms. Swan are participants in the KEDCP. Mr. Hoffman was a participant in the KEDCP and received a lump sum distribution of his Company Stock Account balance on March 1, 2005. Prior to his retirement, Mr. Davis was a participant in the KEDCP and he will receive distributions from the KEDCP in accordance with his prior elections.

REPORT OF THE COMPENSATION AND PERSONNEL

COMMITTEE ON EXECUTIVE COMPENSATION

To Our Shareowners:

The Compensation and Personnel Committee (the “Committee”) of the Board of Directors of the Company is currently composed of four independent directors. The Committee assesses the effectiveness and competitiveness of, approves the design of and administers executive compensation programs within a consistent total compensation framework for the Company. The Committee also reviews and approves all salary arrangements and other remuneration for executive officers, evaluates executive officer performance, and considers related matters. It also makes recommendations to the Nominating and Governance Committee regarding Director compensation. To support it in carrying out its mission, the Committee engages an independent consultant (which is retained by the Committee rather than Company executives) to provide assistance.

The Committee is committed to implementing an overall compensation program for executive officers that furthers the Company’s strategic plan. Therefore, the Committee adheres to the following compensation policies, which are intended to facilitate the achievement of the Company’s business strategies:

•	Executive management compensation (and particularly, long-term incentive compensation) should be closely and strongly aligned with the long-term interests of the Company’s shareowners and customers.

•	Total compensation should enhance the Company’s ability to attract, retain and encourage the development of exceptionally knowledgeable and experienced executive officers, upon whom, in large part, the successful operation and management of the Company depends.

•	Base salary levels should be targeted at a competitive market range of base salaries paid to executive officers of comparable companies. Specifically, the Company targets the median (50th percentile) of base salaries paid by companies of similar revenue base within the utility and general industries.

•	Incentive compensation programs should strengthen the relationship between pay and performance by emphasizing variable at-risk compensation that is consistent with meeting predetermined Company, subsidiary, business unit and individual performance goals. The Committee targets incentive levels at the median (50th percentile) of incentive compensation paid by companies of similar revenue base within the utility and general industries.

Components of Compensation

The major elements of the Company’s executive compensation program are base salary, short-term (annual) incentives, long-term (equity) incentives and other benefits. These elements are addressed separately below. In setting the level for each major component of compensation, the Committee considers all elements of an executive officer’s total compensation package, including employee benefit and perquisite programs. The Committee’s goal is to provide an overall compensation package for each executive officer that is competitive to the packages offered to similarly situated executive officers at companies of similar size. For 2005, the Committee determined that total executive compensation target levels were in line with compensation rates at comparable companies.

To ensure the Committee has adequate time to consider executive officers’ total compensation for the coming year, Committee members are provided detailed compensation information in advance of the second to last Committee meeting of the previous year, which is then presented and analyzed at that Committee meeting. Committee members then have time between meetings to raise questions and ask for additional information. The Committee then makes final decisions regarding compensation at the last Committee meeting of the previous year.

Base Salaries

The Committee annually reviews each executive officer’s base salary. Base salaries are targeted at a competitive market range (i.e., at the median level) when comparing both utility and non-utility (general industry) data from similarly-sized companies, with utility-specific positions based exclusively on energy industry data. The industry peer group the Committee used in 2005 for assessing compensation includes, but is somewhat broader than, the industry index used in the cumulative total shareowner return graph in this proxy statement. The Committee annually adjusts base salaries to recognize changes in the market, Company performance, varying levels of responsibility, and the executive officers’ prior experience and breadth of knowledge. Increases to base salaries are driven primarily by market adjustments for a particular salary level, which generally limits across-the-board increases, although the Committee also considers individual performance factors in setting base salaries.

Based on this data and consultation with the independent executive compensation consultant, the Committee approved base salary increases for the Company’s executive officers in 2005.

Short-Term Incentives

The Company’s short-term (annual) incentive program promotes the Committee’s pay-for-performance philosophy by providing executive officers with direct financial incentives in the form of annual cash bonuses tied to the achievement of Company financial goals and individual performance goals. Annual bonus opportunities allow the Committee to communicate specific goals that are of primary importance during the coming year and motivate executive officers to achieve these goals. The Committee reviews and approves the program’s performance goals on an annual basis, the relative weight assigned to each goal and the targeted and maximum award levels. A description of the short-term incentive program available during 2005 to executive officers follows.

Alliant Energy Corporation Management Incentive Compensation Plan – In 2005, the Alliant Energy Corporation Management Incentive Compensation Plan (the “MICP”) covered executive officers and was based on achieving annual targets for Company’s financial and business unit performance. Company financial performance was gauged on EPS and cash flows from continuing operations and was used to determine an overall pool of available incentive dollars under the MICP. If a pre-determined EPS target is not met, there is no funding for the plan and no bonus payment associated with the MICP, unless the Committee determines otherwise. If that threshold is met, the pool of dollars available for awards is allocated to executive officers on a pro forma basis (base salary x target incentive percent x corporate performance modifier). Executive officers’ pro forma awards are then subject to adjustment upward or downward based on each individual’s achievement on financial and operational measures specific to his or her business unit such as safety, reliability and customer service. Adjustments are made at the discretion of the CEO and are reviewed and approved by the Committee. Target and maximum bonus awards under the MICP in 2005 were set at the median of the utility and general industry market levels. The Committee considered these targets to be achievable, but substantially challenging. The level of performance achieved in each category determines actual payment of bonuses, as a percentage of annual salary. Once the designated maximum performance is reached, there is no additional payment for performance above the maximum level. MICP targets ranged from 80% of base salary for Messrs. Davis and Harvey to 30-65% of base salary for other executive officers, with a maximum possible payout for all of two times their target percentage.

For 2005, the Company EPS minimum target under the MICP was not met. However, the Committee assessed the negative impact of the Brazil business on overall Company EPS relative to the Company’s strong domestic utility performance. Based on that review, the Committee determined in February 2006 that bonus payments for 2005 MICP plan year performance were warranted for certain executive officers. Actual payments were approximately 55% of target for named officers, except that Messrs. Davis and Harvey did not receive any payment.

Long-Term Incentives

The Committee strongly believes compensation for executive officers should include long-term, at-risk pay to strengthen the alignment of the interests of the shareowners and management. In this regard, the Company maintains plans that permit grants of stock options, restricted stock and performance units/shares with respect to the Company’s common stock. The Committee believes that the incentive plans balance the Company’s annual compensation programs by emphasizing compensation based on the long-term, successful performance of the Company from the perspective of the Company’s shareowners.

In determining actual award levels under the Alliant Energy Corporation Long-Term Incentive Program (“LTIP”), the Committee sought to provide competitive total compensation opportunities to executive officers while also taking performance factors into account. As such, award levels for 2005 were based on a competitive analysis of similarly sized utility and general industry companies that took into consideration the market level of long-term incentives, the competitiveness of the total compensation package and Company performance. Award levels were targeted to the median of the range of such awards paid by comparable companies. A description of the long-term incentive programs available to executive officers during 2005 is set forth below.

LTIP – The LTIP for 2005 consisted of grants of performance-contingent restricted stock and performance shares to all executive officers, including Messrs. Davis, Harvey, Hoffman, Protsch and Aller, and Ms. Swan. The Committee also granted Messrs. Harvey and Protsch time-based restricted stock to recognize their strong performance and to help ensure that they will be members of the Company’s management team in the future.

The vesting of the performance-contingent restricted stock granted in 2005 is based on the Company’s EPS growth. Specifically, the stock vests if the Company achieves a 16% growth in EPS within four years. In no case may the stock vest earlier than two years, and all shares will be forfeited if the EPS target is not met at the four-year mark.

Payout of performance shares granted in 2003, 2004 and 2005 is based on the Company’s three-year Total Shareowner Return (TSR) relative to a defined peer group. For 2003 and 2004, the peer group was all major publicly traded utilities. For 2005, the peer group is companies comprising the S&P Midcap Utilities Index. Thus, the Committee believes the two components of the Long-Term Incentive Program (i.e., performance-contingent restricted stock and performance shares) provide incentives for management to create value and produce superior shareowner returns on both an absolute and relative basis.

Due to the TSR goal being achieved, there was a performance share payout of 175% of target for the 2003 grant which had a three-year cycle ending in December 2005. The Committee approved the awards in January 2006 and paid them out in that same month.

In addition to performance-contingent restricted stock and performance shares, the Committee awarded Messrs. Harvey and Protsch grants of time-based restricted stock in July 2005. Mr. Harvey’s award consisted of 34,880 shares of restricted stock valued at $1,000,000 vesting as follows: 20% on the third anniversary of the grant date, 40% on the fourth anniversary of the grant date, and 40% on the fifth anniversary of the grant date. Mr. Protsch’s award consisted of 17,440 shares of restricted stock valued at $500,000, vesting as follows: 20% on the third anniversary of the grant date, 30% on the fourth anniversary of the grant date, and 50% on the fifth anniversary of the grant date. These grants coincided with the promotions of Messrs. Harvey and Protsch to their respective new roles. The Committee decided to grant the awards for the purpose of recognizing and retaining these key individuals and bringing their compensation closer in line with competitive market rates.

Performance-contingent restricted stock and performance shares will comprise the total long-term incentive target award for 2006 as well.

Other Benefits

Basic benefit programs that are made available to all other salaried employees are also made available to executive officers, including the Company’s 401(k) savings plan and the Cash Balance Pension Plan. In addition, executive officers are eligible to participate in the Company’s Excess Plan, SERP and KEDCP – all as described in the Retirement and Employee Benefit Plans section of this proxy statement. Executive officers are also eligible for a separate Executive Health Care Plan (medical and dental) and flexible perquisites. In 2006, executive officers were moved into the Company’s broad-based Employee Health Care Plan.

Certain executive officers receive individually owned life insurance policies. Premiums paid by the Company for this insurance were taxed as bonuses to the individual officers in 2005.

Compensation of the President and Chief Executive Officer

When determining the compensation package of the CEO, the Committee follows the same general policies that guide compensation decisions for other executive officers. Thus, the Committee based Mr. Harvey’s award levels on an analysis of similarly sized utility and general industry companies that took into consideration the competitiveness of the total compensation package, as well as Company performance.

As was the case for other executive officers, Mr. Harvey – President and Chief Operating Officer at the beginning of 2005 – received a base salary increase in February 2005 to $490,000 from his previous level of $475,000, which had been in effect for 2004. The Committee approved the salary increase based on its evaluation of Mr. Harvey’s performance and on a review of competitive data for his position at that time. Upon Mr. Harvey being named President and CEO in July 2005, he received a base salary increase to $700,000, with the Committee again approving the increase based on a review of competitive data and taking into account Mr. Harvey was new to the CEO position.

For 2005, Mr. Harvey’s target long-term incentive percentage was increased with his appointment to President and CEO from 150% of base salary to 200% of base salary, with the total award comprising performance shares and performance-contingent restricted stock. In addition to these grants, the Committee also approved a grant of time-based restricted stock for recognition and retention purposes, as described in “Long-Term Incentives” above. All of Mr. Harvey’s 2005 awards under the long-term incentive program are also shown in the table under “Long-Term Incentive Awards in 2005.”

For 2005, Mr. Harvey’s target short-term incentive percentage was increased with his appointment to President and CEO from 65% of base salary to 80% of base salary. As was noted earlier, however, while the Committee made other executive officers eligible for short-term incentive payouts under the 2005 MICP, Mr. Harvey did not receive an award, based on the Company’s performance on the corporate financial goals described above, specifically EPS.

Compensation of the Chairman of the Board (formerly Chairman and CEO)

Mr. Davis – Chairman and CEO at the beginning of 2005 – received a base salary increase in February 2005 to $780,000 from his previous level of $750,000, which had been in effect for 2004. The Committee approved the salary increase based on its evaluation of Mr. Davis’ performance and on a review of competitive data for his position at that time.

Upon Mr. Davis’ transition out of the CEO role into strictly the Chairman role, the Committee determined that no changes to his compensation would be made at that time. As described in the “Certain Agreements” section of this proxy statement, Mr. Davis already had an employment agreement with the Company in place to cover his compensation in the event of various contingencies and pending his retirement.

For 2005, Mr. Davis’ target long-term incentive percentage was maintained at 200% of base salary, the same as it had been for 2004, with the total award comprising performance shares and performance-contingent restricted stock. All of Mr. Davis’ 2005 awards under the long-term incentive program are shown in the table under “Long-Term Incentive Awards in 2005.”

For 2005, Mr. Davis’ target short-term incentive percentage was also maintained at the 2004 level of 80% of base salary. Based on the Company’s performance on the corporate financial goals, specifically EPS, Mr. Davis did not receive a 2005 short-term incentive award.

Share Ownership Guidelines

The Company has established share ownership guidelines for executive officers as a way to better align the financial interests of its officers with those of its shareowners. Under these guidelines, the requisite ownership numbers are 85,000 shares for the Chief Executive Officer, 36,000 shares for Executive Vice Presidents, and 12,000 shares for Vice Presidents. These executive officers are expected to make continuing progress toward compliance with these guidelines. Individuals at the participating levels are asked to achieve the recommended ownership multiple within a five-year period from the effective date of becoming an officer. The Chief Executive Officer retains the right to grant special dispensation for hardship, promotions or new hires.

Policy with Respect to the $1 Million Deduction Limit

Section 162(m) of the Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy statement to $1 million, unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based on the Committee’s commitment to link compensation with performance as described in this report, the Committee intends to qualify future compensation paid to the Company’s executive officers for deductibility by the Company under Section 162(m) except in limited appropriate circumstances. All taxable income for 2005 of the executive officers of the Company qualified under Section 162(m) as deductible by the Company.

Conclusion

The Committee believes the existing executive compensation policies and programs provide an appropriate level of competitive compensation for the Company’s executive officers. In addition, the Committee believes that the long- and short-term performance incentives effectively align the interests of executive officers and shareowners toward a successful future for the Company.

COMPENSATION AND PERSONNEL COMMITTEE

Singleton B. McAllister (Chairperson)

Michael L. Bennett

Dean C. Oestreich

David A. Perdue

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

The SEC rules require that the Company show a graphical comparison of the total return on its common stock for the last five fiscal years with the total returns of a broad market index and a more narrowly focused industry or group index. (Total return is defined as the return on common stock including dividends and stock price appreciation, assuming reinvestment of dividends.) The Company has selected the Standard & Poor’s (S&P) 500 Index for the broad market index and the S&P Midcap Utilities Index as the industry index. The following chart compares the total return of an investment of $100 in Company common stock on Dec. 31, 2000, with like returns for the S&P 500 and the S&P Midcap Utilities indices.

	Dec. 31,
	2000	2001	2002	2003	2004	2005
Alliant Energy Corporation (LNT)	$100.00	$101.78	$60.75	$96.29	$115.01	$117.15
S&P 500 INDEX	$100.00	$88.11	$68.64	$88.33	$97.94	$102.75
S&P MIDCAP UTILITIES	$100.00	$90.67	$80.35	$101.46	$120.58	$132.74

PROPOSAL FOR THE APPROVAL OF THE

AMENDED AND RESTATED 2002 EQUITY INCENTIVE PLAN

The Board of Directors recommends that shareowners vote FOR approval of the Amended and Restated 2002 Equity Incentive Plan.

General

The Company currently has in effect the 2002 Equity Incentive Plan (“the 2002 Plan”). The 2002 Plan was originally effective on May 16, 2002, after approval by the Company’s shareowners. The aggregate number of shares of the Company’s common stock authorized to be issued under the 2002 Plan is 4,000,000. As of Feb. 28, 2006, 1,151,971 shares were available for the granting of awards under the 2002 Plan.

On Feb. 7, 2006, the Board of Directors adopted the Amended and Restated 2002 Equity Incentive Plan (the “Plan”) to amend the 2002 Plan, among other things, to (i) permit additional equity-based compensation awards to be made by the Company to key employees and non-employee directors by increasing the number of shares authorized to be issued by 2,000,000 to 6,000,000; (ii) increase the aggregate number of shares of restricted stock and restricted stock units that may be granted from 400,000 to 800,000 in light of the Committee’s determination beginning in 2005 to grant performance based restricted stock to the Company’s executive officers and restricted stock to other key employees instead of the stock options previously used by the Committee for compensation awards; (iii) permit non-employee directors of the Company to receive retainer and other fees in the form of shares of the Company’s common stock; (iv) update the 2002 Plan for compliance with Sections 162(m) and 409A of the Code; and (v) provide for other modifications required by Internal Revenue Service regulations or desirable for administrative ease.

The Plan will be effective following shareowner approval of the Plan, provided that such approval is obtained within twelve months following the Board’s adoption of the Plan (although the provisions of the Plan relating to Code Section 409A were effective on Jan. 1, 2005). The 2002 Plan as currently in effect will remain in effect if the Company’s shareowners do not approve the Plan. The following is a summary discussion of the Plan, a copy of which appears as Appendix A to this proxy statement.

Purpose

The purpose of the Plan is to promote the best interests of the Company and its shareowners by providing key employees and non-employee directors of the Company and its affiliates with an opportunity to acquire a proprietary interest in the Company. The Plan is intended to promote continuity of management and to provide increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company’s continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its affiliates, the Company seeks to attract and retain on the Board of Directors persons of exceptional competence and to provide further incentive to serve as a director of the Company.

Administration and Eligibility

The Plan is required to be administered by a committee of the Board of Directors (the “Committee”), consisting of not less than two directors who qualify as “non-employee” directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” within the meaning of Section 162(m) of the Code. Among other functions, the Committee has the authority to select the key employees and non-employee directors of the Company and its affiliates who will be participants under the Plan; to determine the types of awards to be granted to participants and the number of shares covered by such awards; to set the terms and conditions of such awards; to determine whether, to what extent and when awards may be settled in cash or shares; to determine whether, to what extent and when cash, shares and other awards may be deferred; and to establish, amend or waive rules for the administration of the Plan. Subject to the express terms of the Plan, determinations and interpretations with respect to the Plan and award agreements will be in the sole discretion of the Committee, whose determinations and interpretations will be binding on all parties. The Compensation and Personnel Committee of the Board of Directors has been designated as the current administrator of the Plan.

Any key employee of the Company or any affiliate, including any executive officer or director level employee and non-employee directors of the Company or any affiliate are eligible to be granted awards by the Committee under the Plan. Approximately 110 persons are currently eligible to participate in the Plan. The number of eligible participants may increase over time based upon future growth of the Company and its affiliates.

Awards Under the Plan; Available Shares

The Plan authorizes the Committee to grant to key employees and non-employee directors: (a) stock options, which may be either incentive stock options that meet the requirements of Section 422 of the Code or non-qualified stock options; (b) stock appreciation rights; (c) restricted stock; (d) restricted stock units; and (e) performance shares and performance units. The Plan provides that up to a total of 6,000,000 shares of common stock (subject to adjustment as described below) are available for granting of awards under the Plan. Of that number, the Company’s shareowners previously approved 4,000,000 shares when the 2002 Plan was initially approved.

If any shares subject to awards granted under the Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is cancelled prior to the delivery of all of the shares or other consideration issuable or payable pursuant to the award, then such shares will be available for the granting of new awards under the Plan, including pursuant to incentive stock options. Any shares delivered pursuant to an award may be either authorized and unissued shares of common stock or treasury shares.

Terms of Awards

Options. The Committee may grant non-qualified stock options to key employees and non-employee directors and incentive stock options to key employees, provided that no individual key employee may be granted, during any calendar year, options to purchase in excess of 500,000 shares of common stock and that the aggregate number of shares of common stock available for granting of incentive stock options under the Plan shall not exceed 1,000,000 (in each case, subject to adjustment as described below). Incentive stock options may not be granted after Feb. 7, 2016.

The Committee will determine the exercise price per share of common stock subject to options granted under the Plan, provided that the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant. The term of any option granted under the Plan will be determined by the Committee, provided that the term of any option may not exceed ten (10) years from the date of its grant. Options granted under the Plan will become exercisable in the manner, at the times and in the amounts determined by the Committee. Participants may exercise options by payment in full of the exercise price, at the discretion of the Committee, in cash or by tendering shares of common stock or other consideration having a fair market value on the date of exercise equal to the option exercise price. All incentive stock options granted under the Plan must comply with Section 422 of the Code.

Stock Appreciation Rights. The Committee may grant stock appreciation rights to key employees and non-employee directors, provided that no individual key employee may be granted, during any calendar year, stock appreciation rights under the Plan with respect to more than 500,000 shares of common stock (subject to adjustment as described below). A stock appreciation right granted under the Plan will confer on the holder a right to receive, upon exercise of the stock appreciation right, the excess of (a) the fair market value of one share of common stock on the date of exercise over (b) the grant price of the stock appreciation right as specified by the Committee. The grant price of a stock appreciation right under the Plan may not be less than 100% of the fair market value of a share of common stock on the date of grant. At the time of grant, the Committee will determine the grant price, term, methods of exercise, methods of settlement (including whether the holder of a stock appreciation right will be paid in cash, shares of common stock or other consideration), and any other terms and conditions of any stock appreciation right granted under the Plan.

Restricted Stock. The Committee may grant shares of restricted stock to key employees and non-employee directors, provided that no individual key employee may be granted, during any calendar year, more than 200,000 shares of restricted stock and that the aggregate number of shares of restricted stock and restricted stock units granted under the Plan shall not exceed 800,000 (in each case, subject to adjustment as described below). The Company’s shareowners previously authorized the grant of 400,000 shares of restricted stock and restricted stock units under the Plan when the 2002 Plan was initially approved. Shares of restricted stock granted to participants under the Plan will be subject to such restrictions as the Committee may impose, including any limitation on the right to vote the shares or receive dividends on the shares. The restrictions imposed on the shares may lapse separately or in combination at the times and in the amounts as the Committee determines. Except as otherwise determined by the Committee, upon termination of a key employee’s employment or a non-employee director’s service for any reason during the applicable restriction period, all shares of restricted stock still subject to restriction will be forfeited by the key employee or non-employee director.

Restricted Stock Units. The Committee may grant restricted stock units to key employees and non-employee directors, provided that no key employee, during any calendar year, may be granted more than 200,000 restricted stock units and that the aggregate number of shares of restricted stock and restricted stock units granted under the Plan shall not exceed 800,000 (in each case, subject to adjustment as described below). The Company’s shareowners previously authorized the grant of

400,000 shares of restricted stock and restricted stock units under the Plan when the 2002 Plan was initially approved. Restricted stock units granted to participants under the Plan will be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at the times and in the amounts as the Committee determines. Except as otherwise determined by the Committee, upon termination of a key employee’s employment or a non-employee director’s service for any reason during the applicable restriction period, all unvested restricted stock units will be forfeited by the key employee or non-employee director.

Performance Shares and Performance Units. The Committee may grant performance shares and/or performance units to key employees and non-employee directors, provided that no key employee may receive, during any calendar year, more than 200,000 performance shares, more than 200,000 performance units (the value of which is equal to the fair market value of a share of common stock) or performance units for more than $1,200,000 (the value of which is not equal to the fair market value of a share of common stock) under the Plan (subject to adjustment as described below). The Committee will determine and/or select the applicable performance period, the performance goals (and the performance levels related to these goals) to be achieved during any performance period, the proportion of payments, if any, to be made for performance between the minimum and full performance level for any performance goal and, if applicable, the relative percentage weighting given to each of the selected performance goals, the restrictions applicable to shares of restricted stock or restricted stock units received upon payment of performance shares or performance units if payment is made in such manner, and any other terms, conditions and rights relating to the grant of performance shares or performance units.

Under the terms of the Plan, the Committee may select from various performance goals, including return on equity, return on investment, return on net assets, return on revenues, operating income, performance value added, pre-tax profits, net income, net earnings per share, working capital as a percent of net sales, net cash provided by operating activities, market price per share of common stock, total shareowner return and key operational measures, including customer loyalty, customer satisfaction, employee safety, market share, system reliability and cost structure reduction. The Committee has sole discretion to alter the selected performance goals, subject to shareowner approval, to the extent required to qualify a performance award for the performance-based exemption provided by Section 162(m) of the Code. If the Committee determines it is advisable to grant performance shares and/or performance units that do not qualify for the performance-based exemption, then the Committee may make such grants in its discretion.

Following completion of the applicable performance period, payment on performance shares and/or performance units granted to and earned by participants will be made in shares of common stock (which, at the discretion of the Committee, may be shares of restricted stock), cash or restricted stock units with an aggregate fair market value equal to the value of the earned performance shares and/or performance units at the close of the applicable performance period.

Participants will have no voting rights with respect to the performance shares or the shares underlying performance units held by them during the applicable performance period.

Adjustments

If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of common stock or other securities of the Company, issuance of warrants or other rights to purchase shares of common stock or other securities of the Company, or other similar corporate transaction or event affects the shares of common stock such that an adjustment is appropriate, then the Committee will generally have the authority to, in such manner as it deems equitable, adjust (a) the number and type of shares subject to the Plan and which thereafter may be made the subject of awards, including as incentive stock options, restricted stock and/or restricted stock units, (b) the number and type of shares subject to individual participant limitations, (c) the number and type of shares subject to outstanding awards, and (d) the grant, purchase or exercise price with respect to any award; or may make provision for a cash payment to the holder of an outstanding award in exchange for cancellation of the award or in lieu of such an adjustment. Any adjustment will be made in compliance with Code Section 409A.

Limits on Transferability

Except as otherwise provided by the Committee, no award granted under the Plan (other than an award of restricted stock on which the restrictions have lapsed or an award of restricted stock units which have vested) may be assigned, sold, transferred or encumbered by any participant, otherwise than by will, by designation of a beneficiary, or by the laws of descent and distribution. Except as otherwise provided by the Committee, each award will be exercisable during the participant’s lifetime only by such participant or, if permissible under applicable law, by the participant’s guardian or legal representative.

Dividend Equivalents

In addition to awards granted under the Plan, the Committee may grant dividend equivalents to key employees and non-employee directors, entitling the participants to receive cash equal to cash dividends paid with respect to a specified number of shares of common stock. Dividend equivalents may only be granted in connection with an award granted to the key employee or non-employee director under the Plan.

No Repricing of Options or Stock Appreciation Rights

Except for certain adjustments discussed above or adjustments made with shareowner approval, the Committee does not have authority to effect repricing of options or stock appreciation rights granted under the Plan or to modify options or stock appreciation rights or enter into transactions that would be deemed to constitute a repricing of an option or stock appreciation right granted under the Plan for accounting purposes.

Payment of Non-Employee Directors’ Fees in Stock

In the discretion of and subject to restrictions imposed by the Committee, a non-employee director may elect to receive all or any portion of his or her annual cash retainer payment or other cash fees for serving as a director in the form of shares of common stock. In addition or alternatively, a non-employee director’s cash retainer payment or other cash fees shall be paid in shares of common stock, including as shares of restricted stock. The number of shares of common stock issued will be determined by dividing the amount of cash compensation by the fair market value of a share of common stock on the date that the cash compensation would otherwise have been paid.

Amendment and Termination of the Plan

The Board of Directors or the Committee may amend, suspend or terminate the Plan, subject to the following limitations. The Board of Directors must approve any amendment, suspension or termination of the Plan if such approval is required by prior action of the Board of Directors, applicable corporate law, the listing requirements of the NYSE or other principal securities exchange or market upon which the common stock is then traded, or any other applicable law. Shareowner approval of any amendment of the Plan must be obtained if approval of the amendment is required by Section 16 of the Securities Exchange Act of 1934, as amended, the Code, the listing requirements of the NYSE or any principal securities exchange or market on which shares of common stock are then traded, or any other applicable law. Shareowner approval of any amendment of the Plan must also be obtained if the amendment materially increases the number of shares of common stock with respect to which awards may be granted under the Plan or effects the repricing of any outstanding stock options or stock appreciation rights. Termination of the Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

Amendment, Modification or Cancellation of Awards

Subject to the limitations of the Plan, the Committee may modify or amend any award or award agreement so long as any amendment or modification does not increase the number of shares issuable under the Plan. The consent of the holder of the award must be obtained if any amendment or modification would adversely affect the rights of the holder under the award, except that no consent of the holder is required for (a) cancellation of an award in exchange for a cash payment as described under “Adjustments” above, (b) modification of an award to the extent necessary for the Company, the Plan, any award or award agreement to comply with any applicable law or the listing requirements of the NYSE or any principal securities exchange or market on which shares of common stock are then traded, or (c) modification of an award to preserve favorable accounting treatment to the Company of any award. Any amendment to an award that is exempt from or complies with Code Section 409A will be made in a manner that permits the award to continue to be exempt from or comply with Code Section 409A, as the case may be.

Withholding

Not later than the date as of which tax withholding is first required with respect to any award under the Plan, a key employee will be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to awards under the Plan may be settled with shares of common stock (other than shares of restricted stock), including shares that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement, provided that the fair market value of the shares of common stock used to satisfy the withholding obligation may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent necessary to preserve favorable accounting treatment for the Company. The obligations of the Company under the Plan are conditional on such payment or arrangements, and the Company and any affiliate will, to the extent permitted by law, have the right to deduct any taxes from any payment otherwise due to the key employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of common stock.

Certain Federal Income Tax Consequences

Stock Options. The grant of a stock option under the Plan creates no income tax consequences to the key employee or the non-employee director or the Company. A key employee or a non-employee director who is granted a non-qualified stock option will generally recognize ordinary income at the time of exercise for each underlying share of common stock in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee or the non-employee director. A subsequent disposition of common stock will generally give rise to capital gain or loss to the extent the amount realized from the disposition differs from the tax basis (i.e, the fair market value of common stock on the date of exercise). This capital gain or loss will be a long-term or short-term capital gain or loss depending upon the length of time common stock is held prior to the disposition.

In general, a key employee or non-employee director will recognize no income or gain as a result of exercise of an incentive stock option for regular tax purposes (income equal to the excess of the fair market value of the common stock at such time over the exercise price is recognized for alternative minimum tax purposes). Except as described below, any gain or loss realized by the individual on the disposition of common stock acquired pursuant to the exercise of an incentive stock option will be treated as a long-term capital gain or loss and no deduction will be allowed to the Company. If the individual fails to hold the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the date of grant of the incentive stock option and one year from the date of exercise, the individual will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition or (b) the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee. Any additional gain realized by the individual over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the common stock has been held for more than one year from the date of exercise.

Stock Appreciation Rights. The grant of a stock appreciation right will create no income tax consequences for the key employee, non-employee director or the Company. Upon exercise of a stock appreciation right, the key employee or non-employee director will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of common stock or other property received, except that if the key employee or non-employee director receives an option or shares of restricted stock or restricted stock units upon exercise of a stock appreciation right, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the key employee or non-employee director.

Restricted Stock. A key employee or non-employee director will not recognize income at the time an award of restricted stock is made under the Plan, unless the election described below is made. A key employee or non-employee director who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time reduced by any amount paid for the restricted stock. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the key employee or non-employee director recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will generally result in capital gain or loss (long-term or short-term depending upon the length of time the restricted stock is held after the time the restrictions lapse). Dividends paid in cash and received by a key employee or non-employee director prior to the time the restrictions lapse will constitute ordinary income to the key employee or non-employee director in the year paid. The Company will generally be entitled to a corresponding compensation deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A key employee or non-employee director may, within thirty (30) days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award reduced by any amount paid for the restricted stock. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the key employee or non-employee director recognizes income. If the election is made, then any cash dividends received with respect to the restricted stock will be treated as dividend income to the key employee or non-employee director in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the key employee or non-employee director who has made an election subsequently forfeits the restricted stock, then the key employee or non-employee director will not be entitled to recognize a capital loss equal to the amount the key employee or non-employee director paid for the restricted stock less the amount received upon forfeiture. In addition, the Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

Restricted Stock Units. A key employee or non-employee director will not recognize income at the time an award of restricted stock units is made under the Plan. A key employee or non-employee director will recognize ordinary income at the time of exercise in an amount equal to the fair market value of the underlying shares of common stock at such time reduced by any amount paid for the restricted stock units. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee or non-employee director. A subsequent disposition of the common stock received pursuant to an award of restricted stock units will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis. This capital gain or loss will be a long-term or short-term capital gain or loss depending upon the length of time the common stock is held prior to the disposition.

Performance Shares and Performance Units. The grant of performance shares and/or performance units will create no income tax consequences for the key employee or non-employee director or the Company. Upon the receipt of cash or shares of common stock at the end of the applicable performance period, the key employee or non-employee director will recognize ordinary income equal to the amount of cash or the fair market value of the shares of common stock received, except that if the key employee or non-employee director receives shares of restricted stock or restricted stock units in payment of performance shares or performance units, recognition of income may be deferred in accordance with the rules applicable to such awards. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the key employee or non-employee director.

Dividend Equivalents. The key employee or non-employee director will recognize ordinary income equal to the dividend equivalents paid with respect to awards under the Plan. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the key employee or non-employee director.

Code Section 162(m). Section 162(m) of the Code limits the Company’s tax deduction for compensation paid in any taxable year to certain executive officers to $1,000,000 per individual. Amounts in excess of $1,000,000 are not deductible unless one of several exceptions applies. The Committee intends to grant awards under the Plan that are designed, in most cases, to qualify for one such exception, the performance-based compensation exception. The Company does not anticipate that Section 162(m) will have a material impact on its ability to deduct compensation due to awards made under the Plan.

Code Sections 280G and 4999. Section 280G of the Code limits the Company’s income tax deductions for compensation in the event that it undergoes a change in control. Accordingly, all or some of the amount that would otherwise be deductible by the Company may not be deductible with respect to those options, stock appreciation rights and restricted stock that become immediately exercisable in the event of a change in control. In addition, if Section 280G limits the Company’s deduction with respect to an award to a given participant, a 20% federal excise tax (i.e., in addition to the federal income tax) will be withheld from that participant under Section 4999 on that portion of the cash or value of the common stock received by that participant that is non-deductible under Section 280G.

Code Section 409A. Code Section 409A imposes restrictions on nonqualified deferred compensation arrangements that do not meet specified criteria as set forth in the statute and supporting guidance. If any of the arrangements provided under the Plan fail to meet the criteria specified in Code Section 409A, or if the Plan is not operated by the Company in accordance with such requirements, then a participant will recognize ordinary income equal to the value of the awards when such awards are not subject to a substantial risk of forfeiture even though the participant has not received the award in cash or stock. Additionally, the participant will be liable for a 20% excise tax on such amounts. The Company does not anticipate granting any award that will be taxed prior to its receipt and/or be subject to the excise tax under Code Section 409A.

Future Plan Benefits

No awards have been made to date under the Plan and the Company cannot currently determine the number of shares or the type of shares that may be granted to eligible participants under the Plan in the future. Such determinations will be made from time to time by the Committee.

During 2005, the Committee approved grants of performance based restricted stock and performance shares to executive officers and others under the 2002 Plan that are not subject to shareowner approval of the Plan. See “Long-Term Incentive Awards in 2005.”

On Feb. 28, 2006, the closing price per share of the common stock on the New York Stock Exchange was $33.10.

Alliant Energy Equity Compensation Plans

Information regarding the Company’s equity compensation plans as of Dec. 31, 2005 was as follows:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareowners	4,117,681	(1)	$27.00	1,390,464	(2)
Equity compensation plans not approved by shareowners	N/A	(3)	N/A	N/A	(4)

Total	4,117,681		$27.00	1,390,464

(N/A = Not applicable)

(1)	Represents performance shares and options to purchase shares of the Company’s common stock granted under the Alliant Energy Long-Term Equity Incentive Plan (“LTEIP”) and the 2002 Plan. The performance shares are paid out in shares of the Company’s common stock, cash, or a combination of cash and stock and are modified by a performance multiplier, which ranges from zero to two, based on the performance criteria. The performance shares included in column (a) of the table reflect an assumed payout at a performance multiplier of two except for the performance shares issued in the first quarter of 2006 which were determined based on the performance criteria and the elections for payout made by the participants as of Dec. 31, 2005.
(2)	All of the available shares under the 2002 Plan may be issued upon the exercise of stock options or may be issued as awards in the form of stock appreciation rights, restricted stock, restricted stock units, performance shares or performance units. Excludes 237,113 shares of restricted common stock previously issued and outstanding under the LTEIP and 2002 Plan for which the restrictions have not lapsed.
(3)	As of Dec. 31, 2005, there were 258,214 shares of the Company’s common stock outstanding under the KEDCP and the DDCP described in the “Compensation of Directors” and “Retirement and Employee Benefits Plans” sections of this proxy statement.
(4)	There is no limit on the number of shares of the Company’s common stock that may be held under the KEDCP and the DDCP.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting (assuming a quorum is present) is required to approve the Plan, provided that a majority of the outstanding shares of common stock are voted on the proposal. For purposes of determining the vote required for this proposal, abstentions and broker nonvotes will have no impact on the vote. The votes represented by proxies will be voted FOR approval of the Plan, unless a vote against such approval or to abstain from voting is specifically indicated on the proxy.

The Board of Directors recommends that shareowners vote FOR approval of the Amended and Restated 2002 Equity Incentive Plan.

REPORT OF THE AUDIT COMMITTEE

To Our Shareowners:

The Audit Committee of the Board of Directors of the Company is composed of five directors, each of whom is independent under the NYSE listing standards and SEC rules. The Committee operates under a written charter adopted by the Board of Directors.

The Company’s management is responsible for the Company’s internal controls and the financial reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States of America and on management’s assessment of the Company’s internal controls over financial reporting. The Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Committee has discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent registered public accounting firm has provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent registered public accounting firm its independence.

The Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other permitted services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Committee of specifically defined audit and non-audit services after the Committee is provided with the appropriate level of details regarding the specific services to be provided. The policy does not permit delegation of the Committee’s authority to management. In the event the need for specific services arises between Committee meetings, the Committee has delegated to the Chairperson of the Committee authority to approve permitted services provided that the Chairperson reports any decisions to the Committee at its next scheduled meeting.

The principal accounting fees that were billed to the Company by its independent registered public accounting firm for work performed on behalf of the Company and its subsidiaries for 2004 and 2005 were as follows:

	2004	2005
Audit Fees	$2,974,000	$3,134,000
Audit-Related Fees	1,349,000	136,000
Tax Fees	606,000	254,000
All Other Fees	59,000	65,000

Audit Fees consisted of the fees billed for the audit of (i) the consolidated financial statements of the Company and its subsidiaries, (ii) management’s assessment of the effectiveness of internal controls over financial reporting; and (iii) the effectiveness of internal controls over financial reporting, reviews of financial statements included in Form 10-Q filings and services normally provided in connection with statutory and regulatory filings such as financial transactions.

Audit-Related Fees consisted of the fees billed for Sarbanes-Oxley Section 404 planning, employee benefits plan audits and attest services not required by statute or regulations.

Tax Fees consisted of the fees billed for professional services rendered for tax compliance, tax advice and tax planning, including all services performed by the professional staff in the independent registered public accounting firm’s tax division, except those rendered in connection with the audit.

All Other Fees consisted of license fees for tax and accounting research software products.

The Audit Committee does not consider the provision of non-audit services by the independent registered public accounting firm described above to be incompatible with maintaining auditor independence.

The Committee discussed with the Company’s internal auditor and independent registered public accounting firm the overall scopes and plans for their respective audits. The Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls and overall quality of the Company’s financial reporting.

Based on the Committee’s reviews and discussions with management, the internal auditor and the independent registered public accounting firm referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2005, for filing with the SEC.

AUDIT COMMITTEE

Michael L. Bennett (Chairperson)

Singleton B. McAllister

Ann K. Newhall

David A. Perdue

Carol P. Sanders

PROPOSAL FOR THE RATIFICATION OF THE APPOINTMENT

OF DELOITTE & TOUCHE LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with its charter, the Audit Committee of the Board of Directors appointed the firm of Deloitte & Touche LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for the year ending Dec. 31, 2006, as well as the effectiveness of the Company’s internal controls over financial reporting as of Dec. 31, 2006 and is requesting that its shareowners ratify such appointment.

Representatives of Deloitte & Touche LLP are expected to attend the annual meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement. Further information about the services of Deloitte & Touche LLP, including the fees paid in 2004 and 2005, is set forth in the “Report of the Audit Committee.”

Vote Required

The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting (assuming a quorum is present) is required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. For purposes of determining the vote required for this proposal, abstentions and broker nonvotes will have no impact on the vote. The votes represented by proxies will be voted FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, unless a vote against such approval or to abstain from voting is specifically indicated on the proxy. If the appointment is not ratified by a majority of the votes cast, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following fiscal year. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it feels that such a change would be in the best interest of the Company.

The Board of Directors recommends that shareowners vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and certain officers to file reports of ownership and changes in ownership of the Company’s common stock and subsidiary preferred stock with the SEC and the NYSE. As a matter of practice, the Company’s Shareowner Services Department assists the Company’s reporting persons in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. The Company is required to disclose in this proxy statement the failure of reporting persons to file these reports when due. Based on the written representations of the reporting persons and on copies of the reports filed with the SEC, the Company believes that all reporting persons of the Company satisfied these filing requirements in 2005.

By Order of the Board of Directors,

F. J. Buri

Corporate Secretary

APPENDIX A

ALLIANT ENERGY CORPORATION

2002 EQUITY INCENTIVE PLAN

As Amended and Restated

Section 1.	Purpose

The purpose of the Alliant Energy Corporation 2002 Equity Incentive Plan (the “Plan”) is to promote the best interests of Alliant Energy Corporation (together with any successor thereto, the “Company”) and its shareowners by providing key employees and non-employee directors of the Company and its Affiliates (as defined below) with an opportunity to acquire a proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company’s continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its Affiliates, the Company seeks to attract and retain on its Board of Directors persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

Section 2.	Definitions

As used in the Plan, the following terms shall have the respective meanings set forth below:

(a) “Affiliate” shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company within the meaning of Sections 414(b) or (c) of the Code, provided that, in applying such provisions, the phrase “at least 50 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference to a specific provision of the Code shall also be deemed a reference to any successor provision thereto.

(e) “Commission” shall mean the United States Securities and Exchange Commission or any successor agency.

(f) “Committee” shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and comprised solely of not less than two directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 and each of whom is an “outside director” within the meaning of Section 162(m)(4)(C) of the Code; provided that the mere fact that the Committee shall fail to qualify under the foregoing requirements shall not invalidate any Award made by the Committee that is otherwise validly made under the Plan, unless the Committee is aware at the time of the Award’s grant of the Committee’s failure to so qualify.

(g) “Dividend Equivalent” shall mean a right, granted to a Participating Key Employee or a Non-Employee Director under the Plan, to receive cash equal to the cash dividends paid with respect to a specified number of Shares. Dividend Equivalents shall not be deemed to be Awards under the Plan.

(h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(i) “Excluded Items” shall mean any items which the Committee determines shall be excluded in fixing Performance Goals, including, without limitation, any gains or losses from discontinued operations, any extraordinary gains or losses and the effects of accounting changes.

(j) “Fair Market Value” shall mean, with respect to establishing the exercise or grant price of an Option or Stock Appreciation Right, the average of the highest and lowest sale prices at which a Share shall have been sold regular way on the principal securities exchange on which the Shares are listed on the date of grant (or, if there is no sale on such date, on the immediately preceding day on which there was a sale) and, for any other purpose, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(k) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code.

(l) “Key Employee” shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate as determined by the Committee.

(m) “Non-Employee Director” shall mean a director of the Company or any Affiliate who is not an employee of the Company or any Affiliate.

(n) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(o) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(p) “Participant” shall mean a Key Employee or Non-Employee Director who is granted an Award under the Plan.

(q) “Performance Goals” shall mean each of, or a combination of one or more of, the following (in all cases after excluding the impact of applicable Excluded Items):

(i)	Return on equity;

(ii)	Return on investment;

(iii)	Return on net assets;

(iv)	Return on revenues;

(v)	Operating income;

(vi)	Performance value added (as defined by the Committee at the time of selection);

(vii)	Pre-tax profits;

(viii)	Net income;

(ix)	Net earnings per Share;

(x)	Working capital as a percent of net sales;

(xi)	Net cash provided by operating activities;

(xii)	Market price per Share;

(xiii)	Total shareowner return; and

(xiv)	Key operational measures, which shall be deemed to include customer loyalty, customer satisfaction, employee safety, market share, system reliability and cost structure reduction,

measured in each case for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company, where appropriate, and/or (cc) for any other business unit or units of the Company or any Affiliate, where appropriate, as defined by the Committee at the time of selection; provided that it shall only be appropriate to measure net earnings per Share and market price per Share on a consolidated basis.

(r) “Performance Period” shall mean, in relation to Performance Shares or Performance Units, any period for which a Performance Goal or Goals have been established; provided, however, that such period shall not be less than one year.

(s) “Performance Share” shall mean any right granted under Section 6(e) of the Plan that will be paid out in cash, as a Share (which, in specified circumstances, may be a Share of Restricted Stock) or as a Restricted Stock Unit, which right is contingent on the achievement of one or more Performance Goals during a specified Performance Period.

(t) “Performance Unit” shall mean any right granted under Section 6(e) of the Plan to receive a designated dollar value amount in cash, Shares (which, in specified circumstances, may be a designated dollar value amount of Shares of Restricted Stock) or Restricted Stock Units, which right is contingent on the achievement of one or more Performance Goals during a specified Performance Period.

(u) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(v) “Released Securities” shall mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

(w) “Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(x) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan or, in specified circumstances, a Share paid in connection with another Award, with such Share subject to risk of forfeiture and restrictions on transfer or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Key Employee or the achievement of performance or other objectives, as determined by the Committee.

(y) “Restricted Stock Unit” shall mean any right to receive Shares in the future granted under Section 6(d) of the Plan or paid in connection with another Award, with such right subject to risk of forfeiture and restrictions on transfer or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Key Employee or the achievement of performance or other objectives, as determined by the Committee.

(z) “Rule 16b-3” shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

(aa) “Shares” shall mean shares of common stock of the Company, $.01 par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

(bb) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.	Administration

The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by a committee consisting of those members of the Board of Directors of the Company who qualify as “non-employee directors” under Rule 16b-3 and as “outside directors” under Section 162(m)(4)(C) of the Code. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to Persons who are subject to Section 16 of the Exchange Act. To the extent the Committee has so delegated to one or more executive officers the authority and responsibility of the Committee, all references to the Committee herein shall include such officer or officers.

Subject to the terms of the Plan and without limitation by reason of enumeration, the Committee shall have full discretionary power and authority to: (i) select the Key Employees and Non-Employee Directors who will be participants under the Plan; (ii) determine the type or types of Awards to be granted to each participating Key Employee and Non-Employee Director under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards granted to participating Key Employees or Non-Employee Directors; (iv) determine the terms and conditions of any Award granted to a participating Key Employee or Non-Employee Director (provided, however, that the exercise price of any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option); (v) determine whether, to what extent, and under what circumstances Awards granted to participating Key Employees or Non-Employee Directors may be settled or exercised in cash, Shares, other securities, other Awards, or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other Awards, and other amounts payable with respect to an Award granted to participating Key Employees or Non-Employee Directors under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any participating Key Employee or Non-Employee Director, any holder or beneficiary of any Award, any shareowner, and any employee of the Company or of any Affiliate.

Section 4.	Shares Available for Award

(a) Shares Available. Subject to adjustment as provided in Section 4(b):

(i) Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be 6,000,000 Shares (of which 4,000,000 Shares were previously authorized under the Plan). The number of Shares issuable pursuant to Incentive Stock Options shall be limited to 1,000,000 Shares. The number of Shares issued as Restricted Stock and that may be the subject of Restricted Stock Units, and that are not forfeited, shall be limited to 800,000 Shares (of which 400,000 Shares were previously authorized under the Plan). If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an Award otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan, including pursuant to Incentive Stock Options.

(ii) Limitations on Awards to Individual Participants. No Participating Key Employee shall be granted, during any calendar year, Options for more than 500,000 Shares, Stock Appreciation Rights with respect to more than 500,000 Shares, more than 200,000 Shares of Restricted Stock, more than 200,000 Restricted Stock Units, more than 200,000 Performance Shares, more than 200,000 Performance Units (the value of which is equal to the Fair Market Value of a Share), nor Performance Units (the value of which is not equal to the Fair Market Value of a Share) for more than $1,200,000 under the Plan. In all cases, determinations under this Section 4(a)(ii) shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Code and any regulations promulgated thereunder.

(iii) Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

(iv) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan under Section 4(a)(i), including as Incentive Stock Options, Restricted Stock and/or Restricted Stock Units (ii) the number and type of Shares subject to the individual participant limits of Section 4(a)(ii), (iii) the number and type of Shares subject to outstanding Awards, and (iv) the grant, purchase, or exercise price with respect to any Award to reflect such transaction or event; or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in exchange for cancellation of such Award in lieu of any or all of the foregoing adjustments; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code; provided further that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number; and provided further than any such adjustment to an Award that is exempt from Section 409A of the Code shall be made in manner that permits the Award to continue to be so exempt, and any adjustment to an Award that is subject to Section 409A of the Code shall be made in a manner that complies with the provisions thereof.

Section 5.	Eligibility

The Committee may designate any Key Employee or any Non-Employee Director as a Participant. All Non-Employee Directors automatically shall be eligible to receive Shares to the extent provided under Section 7.

Section 6.	Awards

(a) Option Awards. The Committee may grant Options to Participants with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(i) Type of Option. The Committee shall determine whether an Option granted to a Key Employee Participant is to be an Incentive Stock Option or Non-Qualified Stock Option; provided, however, that Incentive Stock Options may be granted only to Key Employees of the Company, a parent corporation (within the meaning of Code Section 424(e)) or a subsidiary corporation (within the meaning of Code Section 424(f)). All Options granted to a Non-Employee Director Participant shall be Non-Qualified Stock Options.

(ii) Exercise Price. The exercise price per Share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(iii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

(iv) Exercisability and Method of Exercise. An Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee; provided, however, that no Option may vest and become exercisable within a period that is less than one year from the date of grant of such Option (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, retirement or involuntary termination or in the event of a change in control of the Company (as defined by the Committee)). The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made.

(v) Incentive Stock Options. The terms of any Incentive Stock Option granted to a Key Employee under the Plan shall comply in all respects with the provisions of Section 422 of the Code and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of this restated Plan by the Board of Directors.

(b) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether the Participant will be paid in cash, Shares, other securities, other Awards, or other property, or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock Awards.

(i) Issuance. The Committee may grant Awards of Restricted Stock to Participants.

(ii) Restrictions. Shares of Restricted Stock granted to Participants shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(iii) Registration. Any Restricted Stock granted under the Plan to a Participant may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participant, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv) Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participant, one or more stock certificates for the appropriate number of Shares, free of restrictions imposed under the Plan, shall be delivered to the Participant, or, if the Participant received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

(v) Forfeiture. Except as otherwise determined by the Committee, upon the termination of employment or service of a Participant (as determined pursuant to Section 9(f) ) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participant; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Participant; provided, however, that with respect to an Award that is intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code, no such discretion shall be authorized to the extent that such authority would cause such Award to cease to be considered performance-based compensation.

(vi) Minimum Period of Service. If the right to become vested in a Restricted Stock Award granted under this Section 6(c) is conditioned on the completion of a specified period of service with the Company or its Affiliates, without achievement of Performance Goals or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, retirement or involuntary termination or in the event of a change in control of the Company (as defined by the Committee)).

(d) Restricted Stock Units.

(i) Issuance. The Committee may grant Restricted Stock Units to Participants.

(ii) Restrictions. Restricted Stock Units shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(iii) Payment of Shares. At the end of the applicable restriction period relating to Restricted Stock Units granted to a Participant, one or more stock certificates for the number of Shares equal to the corresponding number of Restricted Stock Units, free of restrictions imposed under the Plan, shall be delivered to the Participant.

(iv) Forfeiture. Except as otherwise determined by the Committee, upon the termination of employment or service of a Participating Key Employee (as determined under Section 9(f) ) for any reason during the applicable restriction period, all unvested Restricted Stock Units shall be forfeited by the Participant; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Restricted Stock Units held by a Participant; provided, however, that with respect to an Award that is intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code, no such discretion shall be authorized to the extent that such authority would cause such Award to cease to be considered performance-based compensation.

(v) Minimum Period of Service. If the right to become vested in a Restricted Stock Unit Award granted under this Section 6(d) is conditioned on the completion of a specified period of service with the Company or its Affiliates, without achievement of Performance Goals or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, retirement or involuntary termination or in the event of a change in control of the Company (as defined by the Committee)).

(e) Performance Shares and Performance Units.

(i) Issuance. The Committee may grant Performance Shares and/or Performance Units to Participants.

(ii) Performance Goals and Other Terms. The Committee shall determine the Performance Period, the Performance Goal or Goals (and the performance level or levels related thereto) to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any Performance Goal and, if applicable, the relative percentage weighting given to each of the selected Performance Goals. The Committee shall also determine the restrictions applicable to Shares of Restricted Stock or Restricted Stock Units received upon payment of Performance Shares or Performance Units if Performance Shares or Performance Units are paid in such manner, and any other terms, conditions and rights relating to a grant of Performance Shares or Performance Units. The Committee shall have sole discretion to alter the selected Performance Goals set forth in Section 2(q), subject to shareowner approval, to the extent required to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code. Notwithstanding the foregoing, in the event the Committee determines it is advisable to grant Performance Shares or Performance Units which do not qualify for the performance-based exemption under Section 162(m) of the Code, the Committee may make such grants without satisfying the requirements thereof.

(iii) No Voting Rights. Participants shall have no voting rights with respect to Performance Shares or Shares underlying Performance Units held by them during the applicable Performance Period.

(iv) Payment. As soon as is reasonably practicable following the end of the applicable Performance Period, and subject to the Committee certifying in writing as to the satisfaction of the requisite Performance Goal or Goals if such certification is required in order to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code, payment of earned Performance Shares and/or Performance Units shall be made. The Committee, in its sole discretion, may pay earned Performance Shares and Performance Units in the form of cash, Shares (which may be Shares of Restricted Stock), Restricted Stock Units or a combination of cash, Shares (which may be Shares of Restricted Stock) and/or Restricted Stock Units, which have an aggregate Fair Market Value equal to the value of the earned Performance Shares and Shares underlying earned Performance Units at the close of the applicable Performance Period. Any Shares of Restricted Stock payable in connection with Performance Shares or Performance Units shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in Section 6(c)(iii) hereof.

(f) General.

(i) No Consideration for Awards. Awards shall be granted to Participants for no cash consideration unless otherwise determined by the Committee.

(ii) Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee. If any Award is considered deferred compensation subject to the provisions of Section 409A of the Code, the terms of the Award Agreement shall comply with the provisions thereof.

(iii) Awards May Be Granted Separately or Together. Awards to Participants under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iv) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award to a Participant may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest on installment or deferred payments. Any such determination by the Committee shall be made in a manner that will enable Awards intended to be exempt from Code Section 409A to continue to be exempt, or to enable Awards intended to comply with Code Section 409A to continue to so comply. Any deferral of amounts payable or Shares issuable hereunder shall be made pursuant to a separate written plan or other written arrangement that complies with Code Section 409A.

(v) Limits on Transfer of Awards. Except as otherwise provided by the Committee, no Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that a Participant at the discretion of the Committee may be entitled, in the manner established by the Committee, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participant, as the case may be. Each Award, and each right under any Award, shall be exercisable, during the lifetime of the Participant, only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative. Except as otherwise provided by the Committee, no Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi) Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

(vii) Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(c) and Section 6(e) hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Commission, any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participant or other Person who acquires Shares under the Plan by means of an Award originally made to a Participant to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.

(g) Dividend Equivalents. In addition to Awards granted under the Plan, the Committee may grant Dividend Equivalents to Participants, entitling the Participant to receive cash equal to cash dividends paid with respect to a specified number of Shares. Dividend Equivalents may only be granted in connection with an Award granted to the Participant under the Plan. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in such investment vehicles as determined by the Committee, subject to such restrictions and risks of forfeiture as the Committee may impose, and paid at such times as the Committee shall specify. Any Dividend Equivalents granted in connection with an Option, Stock Appreciation Right or other “stock right” within the meaning of Code Section 409A shall be set forth in a written arrangement that is separate from such Award, and to the extent the payment of such Dividend Equivalents is considered deferred compensation, such written arrangement shall comply with the provisions of Code Section 409A.

(h) No Repricing of Options or Stock Appreciation Rights. Except for adjustments made pursuant to Section 4(b) or adjustments made with prior approval of the Company’s shareowners, the Committee shall not have the authority to effect (i) the repricing of any outstanding Options or Stock Appreciation Rights under the Plan or (ii) the modification of an Option or Stock Appreciation Right or entering into a transaction or series of transactions which modification or transaction(s) would be deemed to constitute a repricing of an Option or Stock Appreciation Right pursuant to Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, March 2000, as amended or supplemented from time to time. The provisions of this Section 6(h) cannot be amended unless the amendment is approved by the Company’s shareowners.

Section 7.    Payment of Directors’ Fees in Stock. In the discretion of the Committee and subject to such restrictions as may be imposed by the Committee, a Non-Employee Director may elect to receive all or any portion of his or her annual cash retainer payment or other cash fees for serving as a director in the form of Shares. In addition or alternatively, the Committee may provide that all or a portion of a Non-Employee Director’s cash retainer payment or other cash fees shall be paid in Shares, including as shares of Restricted Stock with such terms and conditions as may be imposed by the Committee. The number of Shares issued shall be determined by dividing the amount of foregone cash compensation by the Fair Market Value of a Share on the date the cash compensation would have otherwise been paid to the Non-Employee Director.

Section 8.	Amendment and Termination; Correction of Defects and Omissions

(a) Amendments to and Termination of the Plan.    The Board or the Committee may amend, suspend or terminate this Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment, suspension or termination of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law;

(ii) shareowners must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii) shareowners must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 4 or Section 6(c) or (d) (except as permitted by Section 4(b)); or (B) an amendment to the provisions of Section 6(h).

(b) Amendment, Modification or Cancellation of Awards. Subject to the limitations of this Plan, with respect to any Awards granted on or after the adoption of this restated Plan by the Board of Directors of the Company, the Committee may modify or amend any Award or Award Agreement, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 4(b)); provided that the consent of the holder of the Award be obtained if any such modification or amendment would adversely affect the rights of such individual under the Award, except that the Committee need not obtain Participant (or other interested party) consent for the cancellation of an Award pursuant to the provisions of Section 4(b) in exchange for a cash payment, for the modification of an Award to the extent deemed necessary for the Company, the Plan, any Award or Award Agreement to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting treatment of any Award for the Company. Notwithstanding the foregoing, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Section 409A of the Code to continue to be so exempt, or to enable an Award intended to comply with Section 409A of the Code to continue to so comply.

(c) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Committee under Section 3 (other than to grant Awards) and this Section 8 will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(d) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(e) Code Section 409A. The provisions of Section 409A of the Code are incorporated herein by reference to the extent necessary for any Award that is subject to Section 409A of the Code to comply therewith.

Section 9.	General Provisions

(a) No Rights to Awards. No Key Employee, Non-Employee Director, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Non-Employee Directors, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

(b) No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that any Award intended to be exempt from Section 409A of the Code shall be so exempt, nor that any Award intended to comply with Section 409A of the Code shall so comply, nor will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

(c) Withholding. No later than the date as of which tax withholding is first required with respect to any Award, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards may be settled with Shares (other than Restricted Securities), including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement; provided that the Fair Market Value of the Shares used to satisfy the withholding obligation shall not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed to preserve favorable accounting treatment for the Company. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

(d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participating Key Employee the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participating Key Employee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. The grant of an Award to a Non-Employee Director shall confer no right on such Non-Employee Director to continue as a director of the Company or any Affiliate. Except for rights accorded under the Plan and under any applicable Award Agreement, Participants shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

(f) Termination of Employment or Service. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards and Award Agreements, the following rules shall apply:

(i) a Participant who transfers employment between the Company and any Affiliate, or between the Company’s Affiliates, will not be considered to have terminated employment;

(ii) a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Non-Employee Director until such Participant’s termination of employment with the Company and its Affiliates;

(iii) a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv) a Participant employed by an Affiliate or who is a Non-Employee Director of an Affiliate will be considered to have terminated employment or service, as applicable, when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon a “separation from service” within the meaning of Code Section 409A.

(g) No Compensation for Benefit Plans. No amount payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company or any Affiliate for the benefit of its employees or directors unless the Company or appropriate Affiliate shall determine otherwise.

(h) Approval of Material Terms of Performance Goals. Notwithstanding anything herein to the contrary, if so determined by the Board of Directors, the Plan provisions specifying the material terms of the Plan’s performance goals (within the meaning of Code Section 162(m)) shall be submitted to the shareowners of the Company for re-approval no later than the first shareowner meeting that occurs in the fifth year following the year in which shareowners previously approved such Plan provisions.

(i) Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of a general unsecured creditor of the Company.

(j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Wisconsin, without reference to conflict of law principles thereof, and applicable federal law.

(k) Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

(l) No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(m) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.	Effective Date of the Plan

The Plan was originally effective on May 16, 2002. The provisions of this Plan as amended and restated shall become effective on the date of adoption of the restated Plan by the Board of Directors, provided the shareowners of the Company approve the restated Plan within twelve months following such date of adoption. Notwithstanding the foregoing, the provisions of this Plan relating to Code Section 409A shall be effective on January 1, 2005.

Shareowner Services P.O. Box 2568 Madison, WI 53701-2568 1-800-356-5343	VOTE BY TELEPHONE Call TOLL-FREE using a touch-tone telephone: 1-800-660-7580

VOTE BY INTERNET Access the Website and cast your vote: http://www.alliantenergy.com/ annualreports

VOTE BY MAIL Return your signed proxy card in the postage-paid envelope provided to: Alliant Energy PO Box 2568 Madison, WI 53701

Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 11:59 p.m. Central Daylight Time on May 11, 2006 to be counted in the final tabulation.

ê Please fold and detach card at perforation before mailing ê

Alliant Energy Corporation	PO Box 2568	Madison, WI 53701

This proxy, when properly executed, will be voted in the manner directed herein by the shareowner. If no direction is made, the proxies will vote as recommended by the Board of Directors. The Board of Directors recommends a vote “FOR” all listed director nominees, “FOR” the approval of the amended and restated 2002 Equity Incentive Plan and “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2006.

Indicate your vote by an (X) in the appropriate boxes.		For All	Withhold For All	For All Except(*)

1.	ELECTION OF DIRECTORS	☐	☐	☐

Nominees for terms ending in 2009:	(01) Ann K. Newhall (02) Dean C. Oestreich (03) Carol P. Sanders	*To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list to the left and mark an (x) in the “FOR ALL EXCEPT” box.

2.	Proposal to approve the amended and restated 2002 Equity Incentive Plan	☐ For	☐ Against	☐ Abstain

3.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2006	☐ For	☐ Against	☐ Abstain

P R O X Y	☐ I (we) consent to access future notices of annual meetings, proxy statements and annual reports electronically through the Internet, instead of receiving these materials by mail.
☐ I (we) will attend the annual meeting in Madison, WI. Registration is required at the meeting.

	Signature	Date

	Signature	Date
Please date and sign your name(s) exactly as shown herein and mail promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. In case of Joint Holders, all should sign.

ADMISSION TICKET

Please bring this ticket to the Annual Meeting along with your picture identification.

It will expedite your admittance when presented upon your arrival.

ALLIANT ENERGY CORPORATION

2006 Annual Meeting of Shareowners

Friday, May 12, 2006, at 1:00 p.m. (Central Daylight Time)

Exhibition Hall at the Alliant Energy Center

1919 Alliant Energy Center Way

Madison, WI

Please be prepared to show picture ID.

Please fold and detach admission ticket at perforation

ALLIANT ENERGY CORPORATION

Shareowner Services

P.O. Box 2568

Madison, WI 53701-2568

1-800-356-5343

This proxy is solicited on behalf of the Board of Directors of Alliant Energy Corporation.

The undersigned appoints William D. Harvey and F. J. Buri, or either of them, attorneys and proxies with the power of substitution to vote all shares of stock of Alliant Energy Corporation (the “Company”), held of record in the name of the undersigned (including any shares held or credited to the undersigned’s account under the Company’s Shareowner Direct Plan and the IES Employee Stock Ownership Plan) at the close of business on March 20, 2006, at the Annual Meeting of Shareowners of the Company to be held at the Exhibition Hall at the Alliant Energy Center, Madison, WI on May 12, 2006 at 1:00 p.m., and at all adjournments thereof, upon all matters that properly come before the meeting, including the matters described in the Company’s 2005 Annual Report, Notice of Annual Meeting and Proxy Statement dated April 5, 2006, subject to any directions indicated on the reverse side of this card.

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Go to www.alliantenergy.com/shareowners